Exhibit 4.2
ING [U.S.] FINANCIAL HOLDINGS CORPORATION
401(k) SAVINGS PLAN

2001 Restatement

     ING [U.S.] Financial Services Corporation, ING [U.S.] Securities, Futures & Options Incorporated, ING Real Estate Investors, Inc., ING Bank, N.V., ING Furman Selz LLC, Aeltus Investment Management, Inc., BBL (USA) Holdings, Inc., and Pomona Capital Management LLC (each the “Company”), hereby amends and restates the ING [U.S.] Financial Holdings Corporation 401(k) Savings Plan (the “Plan”) upon the terms and conditions set forth below.
W I T N E S S E T H:
     WHEREAS, the Company desires to amend the Plan as necessary to comply in all respects with legislative and regulatory requirements imposed subsequent to the Plan’s restatement in 1997, and to reflect the merger of the Profit-Sharing Plan of Furman Selz, LLC into this Plan; and
     WHEREAS, the Company desires to amend the Plan to include amendments adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), which amendments are intended as good faith compliance with EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder;
     NOW, THEREFORE, the Company, acting pursuant to Section 13.1 of the Plan as in effect immediately before the adoption of this instrument, hereby amends and restates the Plan, as hereinafter set forth, effective generally as of January 1, 1997.

ARTICLE 1
TITLE AND PURPOSE
     1.1 Title. The Plan shall be known as the ING [U.S.] Financial Holdings Corporation 401(k) Savings Plan.
     1.2 Purpose; Exclusive Benefit. The Plan is maintained for the purpose of enabling Employees of a Company who qualify as Participants to share in the profits of the Company and to save and invest in accordance with the terms of the Plan. The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Code and to constitute a qualified cash or deferred arrangement under Section 401(k) of the Code. The principal and income of the Plan shall never be paid or revert to the Company, or be used for any purpose whatsoever other than the exclusive purpose of providing benefits to the Participants or their Beneficiaries and defraying the reasonable expenses of administering the Plan, except that (a) amounts described in Section 6.4(i) may be returned to the Company upon termination of the Plan; (b) contributions made by mistake of fact may, if the Company so elects, be returned to the Company within one (1) year of the date of payment; and (c) contributions of the Company, all of which are hereby conditioned on their deductibility under the Code, may, if and to the extent that a deduction therefor is disallowed, and if the Company so elects, be returned to the Company within one year of the disallowance of the deduction. Earnings attributable to contributions returnable to the Company under the foregoing sentence shall not be returned to the Company, but any losses attributable to those contributions shall reduce the amount returned to the Company.

ARTICLE 2
DEFINITIONS
     2.1 “Account” means any or all of the accounts maintained on the books of the Plan for a Participant’s benefit pursuant to any provision of the Plan.
     2.2 “Administrator” has the meaning set forth in Section 11.1.
     2.3 “Affiliated Companies” means each Company and all corporations, partnerships, trades or businesses (whether or not incorporated) described in and subject to the terms of Section 15.1. “Affiliated Company” means each Company and each Affiliated Company.
     2.4 “Annual Addition” means the sum of the contributions of the Company (including Deferral Contributions) allocated to a Participant’s Account for the Plan Year.
     2.5 “Application” has the meaning set forth in Section 4.2.
     2.6 “Average Contribution Percentage” has the meaning set forth in Section 6.3.
     2.7 “Average Deferral Percentage” has the meaning set forth in Section 4.3.
     2.8 “BBL Plan” means the Deferred Salary Profit Sharing Thrift Plan for Employees of Bank Brussels Lambert, New York Branch.
     2.9 “Beneficiary” means the person, persons or entity designated by a Participant pursuant to Section 8.2 (or if no such person or entity is designated or survives, the person or persons specified in Section 8.3) to receive the benefits distributable under the Plan on account of his death.
     2.10 “Claimant” has the meaning set forth in Section 11.9.
     2.11 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or other statute of similar import.
     2.12 “Company” means each of ING [U.S.] Financial Services Corporation, ING [U.S.] Securities, Futures & Options Incorporated, ING Real Estate Investors, Inc., ING Bank, N.V., ING Furman Selz LLC, Aeltus Investment Management, Inc., BBL (USA) Holdings, Inc., and Pomona Capital Management LLC, and any successor to substantially all of the business thereof. “Company,” when used throughout the Plan shall refer to the appropriate participating employer; provided, however, that for purposes of Articles 11 and 12 and Section 13.1, “Company” shall refer only to ING [U.S.] Financial Services Corporation.
     2.13 “Company Contributions Account” means an account maintained on the books of the Plan for the purpose of recording allocations to a Participant of contributions by the Company pursuant to Section 5.1, and any income, expenses, gains and losses attributable thereto and any withdrawals or distributions therefrom.

     2.14 “Compensation” means amounts paid within a Plan year to a Participant for services rendered to the Company consisting of his basic salary, wages, overtime, cash bonuses, pre-tax deferrals, commissions, and other cash compensation, but excluding all other types of compensation such as, without limitation, severance pay and any other irregular payments or fringe benefits; provided, however, that for all purposes and provisions of the Plan other than Section 6.4, the Deferral Contributions made on behalf of a Participant pursuant to Article 4, any pre-tax contributions made by an Employee pursuant to a program described in Section 132(f) of the Code, and any pre-tax contributions made by an Employee pursuant to a plan described in Section 125 of the Code, shall be considered part of his Compensation. Notwithstanding the preceding sentence, for purposes of Sections 2.28, 4.3 and 6.3 of the Plan, “Compensation” means total compensation paid within a Plan Year to a Participant, as defined in Section 415(c)(3) of the Code, and, for Plan Years beginning after December 31, 1997, with the inclusion of amounts not includible in income under Sections 125 or 402(e)(3) of the Code. The Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $160,000, or such other amount as may apply under Section 401(a)(17) of the Code, in each case as adjusted by the Secretary of the Treasury pursuant to Section 415(d) of the Code. Effective January 1, 2002, “$200,000” shall be substituted for “$160,000” in the preceding sentence.
     2.15 “Deferral Contribution” means an amount contributed to the Plan pursuant to Article 4.
     2.16 “Deferral Contributions Account” means an account maintained on the books of the Plan for the purpose of recording contributions made to the Plan by the Company pursuant to a Participant’s election in accordance with Article 4, and any income, expenses, gains or losses attributable thereto and any withdrawals or distributions therefrom.
     2.17 “Eligible Distribution” has the meaning set forth in Section 10.6.
     2.18 “Eligible Plan” has the meaning set forth in Section 10.6.
     2.19 “Eligible Recipient” has the meaning set forth in Section 10.6.
     2.20 “Employee” means each individual who is a common law employee of an Affiliated Company. “Part-Time Employee” shall mean an Employee who is employed on the basis that he or she will regularly work not more than twenty-one (21) hours per week. “Full-Time Employee” shall mean an Employee who is employed on the basis that he or she will regularly work more than twenty-one (21) hours per week. An individual initially hired as a Full-Time Employee shall not thereafter be treated as a Part-Time Employee, unless he or she shall be rehired as a Part-Time Employee following a termination of employment or a Leave of Absence.
     2.21 “Employment Commencement Date” means the date on which an Employee or a Leased Employee first renders an Hour of Service to an Affiliated Company. In the case of an Employee who returns to employment with the Affiliated Companies after a One-Year Break in Service, Employment Commencement Date shall mean the date on which the Employee renders an Hour of Service after such One-Year Break in Service. In the case of an Employee of any corporation, partnership, trade or business that becomes an Affiliated Company (or is merged into or otherwise becomes part of an Affiliated Company) in accordance with Section 15.1, such Employee’s Employment Commencement Date for purposes of the Plan shall be established by the Company, but in the absence of any affirmative action to establish an earlier date, the Employment Commencement Date of each such Employee shall be the date his or her employer became an Affiliated Company.
     2.22 “Entry Date” means the first day of each month.
     2.23 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or other statute of similar import.
     2.24 “Excess Aggregate Contributions” has the meaning set forth in Section 10.12.
     2.25 “Excess Contributions” has the meaning set forth in Section 10.11.
     2.26 “Excess Deferral Amount” has the meaning set forth in Section 10.10.
     2.27 “Fiscal Year” means the regular annual accounting period of the Company for federal income tax purposes, which at the time of the adoption of this restatement coincides with the calendar year.
     2.28 “Highly Compensated Employee” means an employee of an Affiliated Company who:
     (a) Was at any time a 5-percent owner, within the meaning of Section 416(i)(1) of the Code, of an Affiliated Company during the Plan Year in question or the immediately preceding Plan Year; or
     (b) Had Compensation during the Plan Year immediately preceding the Plan Year in question in excess of $80,000 (as adjusted pursuant to Section 414(q)(1) of the Code), and, if an election as provided for in Section 414(q)(1)(B)(ii) of the Code is in effect, was a member of the top-paid group of employees, within the meaning of Section 414(q)(3) of the Code, determined by excluding the following Employees for such year:
     (i) Employees who have not completed six months of service;
     (ii) Employees who normally work less than seventeen and one-half hours per week;
     (iii) Employees who normally work during not more than six months during any year;
     (iv) Employees who have not attained age 21; and
     (v) Employees who are included in a unit of employees covered by a collective bargaining agreement.

     2.29 “Hour of Service” means the following:
     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Company. These hours shall be credited to the Employee for the computation period or periods in which the duties were performed; provided, however, that in the event a single payroll period covers more than one computation period, hours shall be credited to the Employee for the computation period in which the payroll period ends.
     (b) Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty, severance (for purposes of determining an Employee’s Years of Service only, and only to the extent provided pursuant to a written severance agreement) or leave of absence; provided, however, that:
     (i) no more than 501 Hours of Service shall be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no services (whether or not such period occurs in a single Plan Year or other computation period);
     (ii) an hour for which an Employee is paid, or entitled to payment, by an Affiliated Company on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation or unemployment compensation or disability insurance laws; and
     (iii) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Company; provided, however, that the same Hours of Service shall not be credited under both paragraph (a) above and this paragraph (c); and provided, further, that no more than 501 Hours of Service shall be credited under this paragraph (c) with respect to payments of back pay, to the extent that such back pay is agreed to or awarded for a period of time described in paragraph (b) above, during which the Employee did not or would not have performed any duties. These hours shall be credited to the Employee for the computation period or periods to which the award or payment pertains, rather than the computation period in which the award, agreement or payment is made.
     Hours of Service for nonperformance of duties shall be credited in accordance with Department of Labor Regulations Section 2530.200b-2(b). Hours of Service shall be credited to the applicable computation period in accordance with Department of Labor Regulations Section 2530.200b-2(c).
     Solely for the purpose of determining whether an Employee has incurred a One-Year Break in Service, an Employee who is absent from work on account of pregnancy or of the birth or adoption of a child, or for purposes of caring for a newborn or newly adopted child, shall be credited during such absence with the number of Hours of Service which would normally have been credited to him but for such absence (or, if the number just described cannot be determined, with eight Hours of Service per day of such absence); provided, however, that no more than 501 Hours of Service shall be credited with respect to any such pregnancy, birth or adoption; and provided, further, that the Employee must furnish such information as the Administrator shall reasonably require to establish the reason for the absence and number of days for which it counted. Hours of Service credited in accordance with the preceding sentence shall be credited for the computation period in which the absence begins, if necessary to prevent a One-Year Break in Service in that period, or if not, in the computation period next following that in which the absence begins.
     A Leased Employee shall be credited with Hours of Service in the same manner as an Employee, treating payment or entitlement to payment on account of services performed for an Affiliated Company as though the payment were made or to be made by the Affiliated Company.
     2.30 “Leased Employee” means any person, other than an Employee, who has performed for an Affiliated Company (or for the recipient and related persons determined in accordance with Section 414(n)(b) of the Code) on a substantially full-time basis for a period of at least one year services under the primary direction or control of the Affiliated Company. A Leased Employee shall not be eligible to participate in the Plan, but a Leased Employee who becomes an Employee shall receive credit for purposes of Articles 3 and 9, respectively, for the Hours of Service and for the Years of Service credited to him while he was a Leased Employee, and for the period of one year immediately before he became a Leased Employee.
     2.31 “Leave of Absence” means any extended unpaid absence from employment which is authorized in writing by an Affiliated Company on a uniform and nondiscriminatory basis. Leave of Absence may be authorized for reasons of illness, injury, temporary reduction in work force, training, education or other reasons in the discretion of an Affiliated Company. Leave of Absence shall be authorized for any period of military service in the Armed Forces of the United States during which the Employee’s re-employment rights are protected by law. If an Employee leaves employment pursuant to a Leave of Absence and fails (for any reason other than his death or Retirement) to return to employment with the Company at its expiration, he shall be deemed to have quit as of the commencement of the Leave of Absence, unless he has again become an Employee by the first anniversary of that date. A Full-Time Employee shall be considered to have continued employment with the Affiliated Companies during a Leave of Absence. During a Leave of Absence a Part-Time Employee shall, for purposes of this Plan, be credited with Hours of Service at the rate of the number of hours per day that active Employees in his job classification were scheduled to work during such Leave of Absence.

     For purposes of determining whether an Employee has incurred a One-Year Break in Service or has earned a Year of Service for vesting purposes, an Employee on Leave of Absence shall be credited during such absence with the number of Hours of Service that would normally have been credited to him but for such absence (or, if the number just described cannot be determined, with eight Hours of Service per day of such absence); provided, however, that no more than 501 Hours of Service shall be credited with respect to any Leave of Absence. Hours of Service credited in accordance with the preceding sentence shall first be credited for the Plan Year in which the absence begins, as necessary, and any remaining Hours of Service shall be credited in the Plan Year next following that in which the absence begins.
     2.32 “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.
     2.33 “One-Year Break in Service” means a Plan Year during which an Employee is not credited with more than 500 Hours of Service.
     2.34 “Participant” means an Employee who is either currently participating in the Plan in accordance with Article 3, or who has an Account in the Trust Fund resulting from his past participation in the Plan. “Former Participant” means a Participant whose service with the Affiliated Companies has terminated for any reason and for whom there remains an amount in the Trust Fund which is allocable to his Account.
     2.35 “Plan” means the ING [U.S.] Financial Holdings Corporation 401(k) Savings Plan as set forth herein, with any and all supplements and amendments hereto which may be in effect.
     2.36 “Plan Year” means the calendar year.
     2.37 “Predecessor Plan” means each of the Capital Holdings Plan, the Securities Plan, and the Barings Plan.
     2.38 “Qualified Domestic Relations Order” means a judgment, decree or order that (a) relates to the provision of child support, alimony, or marital property rights to a spouse, former spouse, child or other dependent of a Participant, (b) is made pursuant to the domestic relations law (including community property law of any state), and (c) is determined by the Administrator to constitute a “qualified domestic relations order” within the meaning of Section 414(p) of the Code.
     2.39 “Retirement” means Normal, Late, Early or Disability Retirement, as provided in Article 7.
     2.40 “Rollover Account” means an account maintained on the books of the Plan for the purpose of recording the Rollover Contributions, if any, made by or on behalf of a Participant pursuant to Section 4.4, and any income, expenses, gains or losses attributable thereto and any distributions therefrom.
     2.41 “Rollover Contribution” means a contribution made in accordance with Section 4.4.

     2.42 “Securities Plan Benefits Account” means an account maintained on the books of the Plan for the purpose of recording the benefits of Participants in the ING [U.S.] Securities, Futures & Options, Inc. Profit Sharing 401(k) Plan as of December 31, 1996, and any earnings attributable to said benefits earned on or after January 1, 1997.
     2.43 “Severance Date” means the earlier of (a) the date on which an Employee separates from service with the Company because of Retirement, death, quit or discharge, or (b) the first anniversary of the date on which an Employee begins a period of absence from active employment with the Company, with or without pay, for any reason other than Retirement, death, quit or discharge.
     2.44 “Special Contribution” has the meaning set forth in Section 4.3.
     2.45 “Tax-Qualified Retirement Plan” means a retirement plan that meets the requirements of Section 401(a) of the Code.
     2.46 “Transfer Contribution” means a contribution made in accordance with Section 4.6.
     2.47 “Trust Agreement” means the trust agreement relating to the Plan by and between Internationale Nederlanden (U.S.) Capital Holdings Corporation and The Charles Schwab Trust Company, provided, however, that as of January 1, 2001, Trust Agreement means the ING [U.S.] Financial Holdings Corporation 401(k) Savings Plan Trust Agreement with Putnam Fiduciary Trust Company as Trustee, with any and all supplements and amendments which may be in effect.
     2.48 “Trust” and “Trust Fund” means the fund established pursuant to the Trust Agreement.
     2.49 “Trustee” means (before January 1, 2001) Charles Schwab Trust Company and (after December 31, 2000) Putnam Fiduciary Trust Company, or such other person or persons who from time to time act as trustee under the Trust Agreement.
     2.50 “Valuation Date” means each day that the New York Stock Exchange is open for business, or such other date or dates as the Administrator may designate. Valuation Dates shall occur no less frequently than once in every twelve months.
     2.51 “Year of Service” has the meaning set forth in Section 9.3.

ARTICLE 3
ELIGIBILITY TO PARTICIPATE
     3.1 Initial Eligibility. Each Employee of the Company who was a Participant in the Plan as of June 30, 1999, shall remain eligible to participate. Each other Employee of the Company who is a Full-Time Employee shall become a Participant on the Entry Date coinciding with or next following the date which is six consecutive months following the Employee’s Employment Commencement Date, provided that such Full-Time Employee is still an Employee on such Entry Date. If an Employee who becomes a Participant in accordance with this paragraph declines to elect any Deferral Contributions beginning as of the first date he or she becomes a Participant, such Participant shall not be eligible to elect Deferral Contributions until the next following Entry Date.
     Each other Employee of the Company who is a Part-Time Employee shall become a Participant in the Plan on the Entry Date next following the date he has completed a period of 12 consecutive months since his Employment Commencement Date, during which he was credited with at least 1,000 Hours of Service. The first such period considered shall commence on his Employment Commencement Date; subsequent periods shall coincide with the Plan Year, commencing with the Plan Year in which the first anniversary of his Employment Commencement Date occurs.
     A Participant who is seconded by the Company to an Affiliated Company for a temporary period shall remain a Participant during such period, and for all purposes of this Plan his service for such Affiliated Company during such period shall be treated as service for the Company.
     A person who becomes an Employee who is not a member of a group or class ineligible to participate in the Plan after previously having been either a Temporary Employee or a person who would have been a Leased Employee but for having performed services for less than one year shall receive credit for purposes of this Article 3 for all Hours of Service credited while in such prior employment classification pursuant to the provisions of the relevant Predecessor Plan. For persons whose crediting of service under this paragraph is required to be calculated according to the Securities Plan, such crediting shall be calculated in accordance with the provisions of Income Tax Regulations Section 1.410(a)-7(f)(1)(ii).
     3.2 Eligibility Following Interruption of Service. An Employee who incurs one or more One-Year Breaks in Service after having become a Participant shall remain eligible to participate in the Plan, and may resume participation in the Plan as of the date on which he first completes an Hour of Service following his return to employment. An Employee who fulfills the relevant requirement of Section 3.1 and incurs one or more consecutive One-Year Breaks in Service before the occurrence of his Entry Date shall become eligible to participate in the Plan as of the date on which he first completes an Hour of Service following his return to employment. An Employee whose employment terminates before he has fulfilled the relevant requirements of Section 3.1 shall be treated as a new Employee upon his re-employment.

     3.3 Determination and Notice of Eligibility by Administrator. The determination of an Employee’s eligibility to participate in the Plan shall be made from the records of the Company by the Administrator, who shall have full discretionary authority to interpret and apply the eligibility provisions of the Plan. The Administrator shall inform each Employee who satisfies the requirements of Section 3.1 or 3.2 of his eligibility to participate in the Plan.
     3.4 Eligibility Classification. Notwithstanding the foregoing provisions of this Article 3, an Employee shall not be eligible to participate in the Plan for a Plan Year if such Employee is a member of a classification of Employees of the Company which the Company has designated as not currently eligible to be Participants. An Employee seconded to the Company by an Affiliated Company for a temporary period of service also is not eligible to participate in the Plan. The Company may at any time and from time to time remove any one or more Employees or any group(s) or class(es) of Employees from eligibility for participation in this Plan, provided that in no event shall such removal reduce the amounts theretofore credited to the Account of any Participant. The following are not eligible to participate in the Plan:
(1)	An Employee seconded to the Company by an Affiliated Company for a temporary period of service.

(2)	A Leased Employee.

(3)	An individual who was hired for a specified fixed time period and whose employment has not been changed to a permanent status (a “Temporary Employee”).

(4)	An Employee of ING Bank, N.V. other than one employed in its New York representative office.
     3.5 Determination of Eligibility by Plan Administrator. The determination of an Employee’s eligibility to participate in the Plan and to have a Company Contribution allocated to his Account for the Plan Year shall be made from the records of the Company by the Plan Administrator, who shall have full discretionary authority to interpret and apply the eligibility provisions of the Plan and to make factual determinations necessary in connection therewith.
     3.6 Exclusion of Certain Individuals. Notwithstanding any other provision of this Article 3 to the contrary, any individual classified by the Company as a contractor and/or an independent contractor, including any Leased Employee, shall be ineligible to participate in the Plan, notwithstanding any recharacterization of the individual as an employee for any federal, state or local law purpose.
     3.7 Application of USERRA. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. This provision shall be effective as of the effective date of the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended from time to time, with respect to the Plan.

     3.8 Participation in Plan by Employees of ING Baring Furman Selz LLC. Effective January 1, 1999, the following provisions shall apply to each person actively employed by ING Baring Furman Selz LLC (“Furman Selz”) as of October 1, 1998:
     (a) Such person shall become a Participant in the Plan on January 1, 1999 if enrolled on the active employment rolls of either Furman Selz or another Company on such date.
     (b) Such person shall be credited with Years of Service as if all service with Furman Selz were service with a Company participating in the Plan.
     3.9 Participation in the Plan by Former Employees of UBS A.G. In connection with the acquisition from UBS A.G. of the so-called “UBS Conduit Team,” effective September 15, 1999, an Employee’s Employment Commencement Date shall be the date on which he or she first rendered an Hour of Service with UBS A.G.; provided, however, that this rule shall not apply to an individual who was not a member of the “UBS Conduit Team” at the time of the acquisition.
     3.10 Participation in Plan by Employees of BBL (USA) Holdings, Inc. Effective October 1, 2001, the following provisions shall apply to each person actively employed by BBL (USA) Holdings, Inc. (“BBL”) as of December 17, 1997:
     (a) Such person shall become a Participant in the Plan on October 1, 2001 if enrolled on the active employment rolls of either BBL or another Company on such date.
     (b) Such person shall be credited with Years of Service as if all service with BBL were service with a Company participating in the Plan.
     (c) If such person had an account in the BBL Plan as of December 31, 1995, Schedule A shall apply to the amount of such account as of October 1, 2001 and earnings credited thereon (the “BBL Plan Account”).
     3.11 Participation in Plan by Employees of ING Bank, N.V. Effective July 1, 2001, each Employee who is employed in the New York representative office of ING Bank, N.V. shall become a Participant in the Plan.
     3.12 Participation in Plan by Employees of Pomona Capital Management LLC. Effective January 1, 2001, the following provisions shall apply to each person actively employed by Pomona Capital Management LLC (“Pomona”) as of October 26, 2000:
     (a) Such person shall become a Participant in the Plan on January 1, 2001 if enrolled on the active employment rolls of either Pomona or another Company on such date.
     (b) Such person shall be credited with Years of Service as if all service with Pomona were service with a Company participating in the Plan.

     3.13 Participation in Plan by Employees of Aeltus Investment Management, Inc. Effective January 1, 2002, the following provisions shall apply to each person actively employed by Aeltus Investment Management, Inc. (“Aeltus”) as of December 31, 2001:
     (a) Such person shall become a Participant in the Plan on January 1, 2002 if enrolled on the active employment rolls of either Aeltus or another Company on such date.
     (b) Such person shall be credited with Years of Service as if all service with Aeltus, Aetna Services, Inc. or any affiliate of them were service with a Company participating in the Plan.
     3.14 Erroneous Inclusion of Ineligible Employee. If in any Plan Year any person is erroneously included in the Plan as a Participant and discovery of the incorrect inclusion is made after a contribution on behalf of the person has been made to the Plan, the amount contributed, plus income or loss allocable thereto, on behalf of the ineligible person shall constitute a forfeiture for the period in which the discovery is made; provided, however, that any Deferral Contributions shall be returned, together with the income or loss allocable thereto, to the person who made the contribution.
     3.15 Erroneous Exclusion of Eligible Employee. If in any Plan Year an eligible person is erroneously omitted from participation in the Plan, and if the eligible person so directs, the person shall be permitted to make-up Deferral Contributions that would have been made; provided, however, that no Deferral Contributions will be permitted with respect to Compensation currently available; and provided, further, that no Deferral Contributions shall exceed the maximum amount that would have been made on behalf of the eligible person in accordance with the limitations of Articles 4, 5, and 6 of the Plan. The Company shall make a Company Contribution with respect to Deferral Contributions made in accordance with this Section; provided, however, that the Company Contribution shall not exceed the maximum amount of Company Contribution that would have been made on behalf of the eligible person in accordance with the limitations of Articles 5 and 6 of the Plan. The eligible person’s Account shall be credited with income on any Deferral Contribution, and Company Contribution allocated to his Account, and such income may be derived from forfeitures available for reallocation. In lieu of the above, the Company may, in its discretion and with the consent of the Administrator, provide for make-up Deferral Contributions and Company Contributions to the extent the eligible person would otherwise have been eligible to make contributions and receive a Company Contribution pursuant to the terms of the Plan, subject to the limitations of Articles 4, 5, and 6 of the Plan.
     The amount necessary to satisfy the provisions of this Section 3.10, other than Deferral Contributions, shall be derived from supplementary contributions of the Company pursuant to the last sentence of Section 5.1, to the extent the deficiency is not satisfied from forfeited amounts pursuant to the terms of Section 6.8.

ARTICLE 4
DEFERRAL CONTRIBUTIONS
     4.1 Participants’ Deferral Contributions. Subject to Section 4.3, each Employee who has become eligible to participate in the Plan in accordance with Article 3 shall be entitled to elect that the Company contribute to the Plan as a Deferral Contribution on his behalf any whole percentage of his Compensation from one percent to 15 percent (20 percent for periods after December 31, 2001, except that for a Non-Highly Compensated Employee for periods after December 31, 2001 such limit shall be 100%). No Participant shall be entitled to elect to have the Company make a Deferral Contribution for any Plan Year if the contribution: (i) would cause the Annual Addition to his Account to exceed the maximum specified in Section 6.4; or (ii) the contribution would cause the total of the Participant’s Deferral Contributions for any calendar year to exceed the limit set forth in Section 402(g) of the Code. Deferral Contributions shall constitute contributions of the Company to the Plan for all purposes except the determination of Compensation under Section 2.14. A Participant shall be 100 percent vested in his Deferral Contributions at all times.
     4.2 Time and Manner of Deferral Contributions. The time and manner of Deferral Contributions on behalf of Participants shall be subject to the following rules and conditions:
     (a) Each Participant shall provide, at such time and in such manner as the Administrator shall specify, an election indicating the percentage(s), if any, of his Compensation which shall be contributed to the Plan on his behalf as a Deferral Contribution (an “Application”). Applications for Employees who have not previously elected to have Deferral Contributions made on their behalf will be accepted by the Administrator as of such date or dates as the Administrator shall from time to time establish and announce in writing, but at least twice in every Plan Year. A Participant’s election to commence Deferral Contributions shall remain in effect until modified or suspended in accordance with paragraphs (d) and (e).
     (b) Deferral Contributions shall be made by payroll deductions in the percentages elected by each Participant in his Application, and in such other manner as the Administrator may permit in accordance with paragraph (c).
     (c) Subject to the provisions of this Section 4.2, the Administrator shall have the discretionary authority to establish uniform and nondiscriminatory rules and procedures, and from time to time to modify or change such rules and procedures, governing the manner and method by which Deferral Contributions shall be made to the Plan; provided, however, that in no event shall a Deferral Contribution be permitted with respect to Compensation currently available to a Participant.
     (d) Within the limits prescribed in this Article 4, a Participant may elect to change the percentage rate at which Deferral Contributions, if any, are made on his behalf, at such times and in such manner as the Administrator shall from time to time establish and announce in writing, but at least once each month.

     (e) A Participant may elect at any time to reduce or suspend completely the Deferral Contributions made on his behalf, and a Participant who has suspended his Deferral Contributions may elect to have such contributions resume, within the limits prescribed by this Article 4, at such times and in such manner as the Administrator shall from time to time establish and announce in writing.
     (f) All Deferral Contributions made by the Company on behalf of a Participant shall be transmitted by the Company to the Trustee within the time required by the applicable regulations issued pursuant to Section 401(k) of the Code and by rules and regulations promulgated by the Department of Labor.
     4.3 Nondiscrimination Requirements for Deferral Contributions. Deferral Contributions for a Plan Year must satisfy at least one of the following tests:
     (a) The Average Deferral Percentage (as hereinafter defined) for the group of Highly Compensated Employees who have satisfied the eligibility requirements of Article 3 (the “HCE Group”) does not exceed the Average Deferral Percentage for the preceding Plan Year for the group of Non-Highly Compensated Employees who have satisfied the eligibility requirements of Article 3 (the “NHCE Group”) times 1.25; or
     (b) The Average Deferral Percentage for the HCE Group does not exceed the Average Deferral Percentage for the NHCE Group for the preceding Plan Year times 2.0, and the Average Deferral Percentage for the HCE Group does not exceed the Average Deferral Percentage for the NHCE Group for the preceding Plan Year by more than two (2) percentage points.
     If the Company makes an election pursuant to Section 401(k)(3)(A) of the Code, the term “current Plan Year,” when used in this Section 4.3, shall be substituted for the term “preceding Plan Year.”
     The Average Deferral Percentage for a group of Participants for a Plan Year shall be the average, expressed as a percentage, of the individual ratios of (i) an Employee’s Deferral Contributions for the Plan Year to (ii) the Employee’s Compensation for the Plan Year while he is a Plan Participant (or, provided that this method is applied to all Employees for a Plan Year, the Participant’s Compensation for that portion of the Plan Year during which he was eligible to participate in the Plan). In calculating such ratios, (i) Deferral Contributions returned to a Participant to reduce an Excess Amount as defined in Section 6.4 shall be excluded; (ii) contributions made on behalf of a Highly Compensated Employee pursuant to Section 401(k) of the Code under all plans of any Affiliated Companies shall be considered to have been made under a single arrangement; and (iii) the rules set forth in Income Tax Regulations Section 1.401(k)-1(b) shall apply.
     For purposes of this Section 4.3 the term “Participant” includes any Employee who was eligible for all or part of the Plan Year to make Deferral Contributions, or who would have been eligible but for a suspension pursuant to Section 10.9 or the limitation contained in Section 6.4. The Average Deferral Percentage for any Participant who makes no Deferral Contributions shall be zero. Effective January 1, 1999, if the Company elects to apply the special minimum coverage rule of Section 410(b)(4)(B) of the Code (relating to participation of employees not meeting certain age and service requirements) and such rules are satisfied, the Company may elect to exclude for purposes of this Section 4.3 all Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.
     Subject to the rules of Income Tax Regulations Section 1.401(k)-1(b)(5), in calculating Average Deferral Percentages, the Administrator may calculate an Employee’s ratio of Deferral Contributions to Compensation by taking into account Company Contributions allocated to his Account as though they were Deferral Contributions. For any Plan Year in which the Deferral Contributions elected by Participants do not satisfy one of the tests in this Section 4.3, the Company may, but shall not be required to, make an additional contribution, which shall be designated a Special Contribution, for the benefit of all Employees who have satisfied the eligibility requirements of Article 3, or of all such Employees who are Non-Highly Compensated Employees, as the Board of Directors shall specify by resolution. Any such Special Contribution shall be allocated in proportion to the Compensation of the Employees for whose benefit it is made.
     If the Average Deferral Percentage for the HCE Group exceeds the percentage permitted under this Section 4.3, the amount of Deferral Contributions for certain HCEs will be reduced in the following manner:
     The reduction in Deferral Contributions shall be effected by decreasing the amount of Deferral Contributions of the HCE with the highest dollar amount of Deferral Contributions until such HCE’s Deferral Contributions equal the dollar amount of the Deferral Contributions of the HCE with the next highest dollar amount thereof; however, if a lesser reduction would suffice to permit the Average Deferral Percentage for the HCE Group to satisfy the limitation of this Section 4.3, the reduction shall be in such lesser amount. If the total amount of reductions pursuant to the preceding sentence hereof is less than the amount necessary to cause the Average Deferral Percentage to satisfy such limitation, then the step described in the preceding sentence shall be repeated. Any reduction made pursuant to this paragraph shall be designated an Excess Contribution and shall be distributed in accordance with Section 10.11, and such reduction shall be effective for purposes of determining the amount of contributions to be made for the Participant’s Account pursuant to Section 5.2.
     4.4 Rollover Contributions. The Administrator, in its sole discretion, may permit an Employee, whether or not the Employee is otherwise eligible to participate in the Plan pursuant to any provision of the Plan to make or cause to be made on his behalf a Rollover Contribution which satisfies the requirements of this Section 4.4. In determining whether to permit a Rollover Contribution with respect to any Employee, the Administrator shall be concerned primarily with whether the contribution satisfies all applicable requirements of the Code, or cases, regulations or rulings thereunder, relating to such contributions, and in making any such determination, the Administrator may require the Employee to furnish such certificates, affidavits, opinions of counsel, rulings of the Internal Revenue Service, or other information as the Administrator, in its sole discretion, considers necessary or appropriate. Any permitted Rollover Contribution made by or on behalf of an Employee shall represent his interest in a Tax-Qualified Retirement Plan of a previous employer of the Employee, or an individual retirement savings plan which has been used by the Employee as a conduit for a prior distribution of his account in a Tax-Qualified Retirement Plan of a previous employer. Rollover Contributions shall be made either directly to the Trustee or to the Company for transmittal to the Trustee as soon as practicable after the receipt thereof, as directed by the Administrator. All such contributions shall be credited to a Rollover Account established for the Employee. Rollover Accounts shall be fully vested at all times. Effective January 1, 2002, for purposes of this Section 4.4, Tax-Qualified Retirement Plan shall include a plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, and an eligible plan under Section 457(b) of the Code.
     4.5 Catch-Up Contributions. All Participants who are eligible to make Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions shall be disregarded in calculating contributions by the Company pursuant to Section 5.2.
     4.6 Transfers from Qualified Plans. The Administrator, in his sole discretion, may authorize the transfer to the Trust Fund of an amount of cash or other property acceptable to the Trustee representing part or all of an Employee’s interest in any Tax-Qualified Retirement Plan. Such a transfer shall be made directly from the Trustee, and assets so received by the Trustee shall be held for the benefit of the Employee, accounted for as attributable to employer contributions or employee contributions in the same manner as under the transferor plan, and shall be subject to such other restrictions or limitations as the Administrator shall deem appropriate.

ARTICLE 5
CONTRIBUTIONS
     5.1 Company’s Annual Contribution. For each Plan Year, the Company shall contribute to the Trust the sum of:
     (a) The aggregate Deferral Contributions of all Participants employed by the Company; and
     (b) The aggregate Company Contributions determined in accordance with Section 5.2;
provided that the amount so contributed shall not exceed the maximum amount allowable as a deduction under Section 404 of the Code for the Fiscal Year corresponding to the Plan Year with respect to which it is made.
Contributions by each Company pursuant to this Section 5.1 shall constitute the funding policy and method for the Plan adopted in accordance with Section 402(b)(1) of ERISA. Notwithstanding any provision to the contrary, for any Plan Year in which Section 3.10 or 9.4 requires a contribution that cannot be satisfied by a reallocation of forfeitures pursuant to the terms of Section 6.8, the Company may make a supplementary contribution in the amount necessary to eliminate the deficiency, regardless of whether the supplementary contribution causes the Company’s total contribution to exceed the amount deductible under the Code.
     5.2 Company Contributions.
     (a) For any Plan Year the amount of the Company Contributions made for each Participant’s Account shall be equal to 100 percent of his Deferral Contributions for such Plan Year, disregarding any Deferral Contributions that exceed six percent of his Compensation for that period, or that are required to be distributed as Excess Deferral Amounts pursuant to Section 10.10, as Excess Contributions pursuant to Section 10.11, or as an Excess Amount pursuant to Section 6.4(i).
     (b) The amount of Company Contributions by a Company for a Plan Year may be determined by the Company in its sole discretion to be increased by up to fifty percent of amounts paid in accordance with subsection (a) above. Said contributions shall be allocated to Participants who are employed as of the last day of the Plan Year for which said amounts are being contributed.
     (c) If any forfeitures should arise with respect to a Plan Year pursuant to Section 6.2(b), Section 6.3, Section 10.16 or otherwise, such forfeitures shall reduce the Company Contribution for such Plan Year.
     5.3 Payment of Company’s Contribution. The Company’s contribution for each Plan Year shall be paid directly to the Trustee within the time required by law in order to obtain a deduction of the amount of such contribution for federal income tax purposes for the corresponding Fiscal Year, as determined under the then applicable provisions of the Code and regulations pursuant thereto. If the Company makes a discretionary Company Contribution pursuant to Section 5.2(b), the Company shall contribute to the Trust such portion of the Company Contribution for the Plan Year no later than the 15th day of the third month of the year following the Plan Year.
     5.4 Schedule. As soon as is practicable after the end of each Plan Year (and in any event, prior to the expiration of the period within which the Company is required by the Code to make its contribution for each year, whether or not the Company makes a contribution for the year), the Company shall if requested deliver to the Administrator and the Trustee a schedule showing:
     (a) The amount of each Participant’s Deferral Contributions under Section 4.1 for the Plan Year; and
     (b) The amount of Deferral Contributions of each Participant with respect to which a Company Contribution is allocable pursuant to Section 5.2.
The schedule shall also give information as to Participants who have terminated employment during the Plan Year, to the extent that this information has not already been given to the Trustee.
     5.5 Correction of Errors. Notwithstanding any other provision of the Plan, in the event that the Administrator discovers after the allocations for a Plan Year have been completed that as a result of error or inadvertence contributions in accordance with the terms of the Plan have not been made for the benefit of an Employee who should have been a Participant, then the Company shall make an additional contribution in the amount necessary to correct the error. In the event that the Administrator discovers after the allocations for a Plan Year have been completed that as a result of error or inadvertence a Participant’s Account has been credited with an amount in excess of the amount determined in accordance with the terms of the Plan, then to the extent that the return of such an amount to the Company is permitted under Section 1.2, the amount shall be returned, and to the extent that return of the amount is not permitted, the amount shall be treated as a forfeiture.
     5.6 No Obligation of Trustee and Administrator. Neither the Administrator nor the Trustee shall be under a duty to inquire into the correctness of the amount of, or to enforce payment of, any contribution to be made hereunder by the Company, and no one shall have any right to question any determination of the Board of Directors concerning the amount of contribution or the failure to make a contribution in any given year.

ARTICLE 6
ALLOCATION OF CONTRIBUTIONS AND TRUST EARNINGS
     6.1 Accounts of Participants. The Administrator or Trustee shall maintain separate Accounts on the books of the Plan for each Participant, which shall be designated “Deferral Contributions Account,” “Company Contributions Account” and, if applicable, “Rollover Account” and “Securities Plan Benefits Account.” Assets transferred from a Predecessor Plan shall be accounted for as attributable to employer contributions or employee contributions in the same manner as under the Predecessor Plan. The Trustee shall not be required to segregate the funds in the Accounts of Participants for purposes of investment or otherwise.
     An Employee who commenced employment with the Company on or before December 31, 1996 shall be fully vested in his Company Contributions Account at all times.
     6.2 Allocation of Company Contributions. Subject to Section 6.4, the Company’s contributions for each Plan Year shall be allocated among the Accounts of Participants as follows:
     (a) The Deferral Contributions elected by each Participant shall be allocated to his Deferral Contributions Account, subject to Section 4.3.
     (b) The Company Contributions made on behalf of each Participant pursuant to Section 5.2 shall be allocated to his Company Contributions Account, subject to Section 6.3.
     6.3 Nondiscrimination Requirements for Company Contributions. Notwithstanding Section 6.2, Company Contributions for a Plan Year must satisfy at least one of the following tests:
     (a) The Average Contribution Percentage (as hereinafter defined) for the group of Participants who are Highly Compensated Employees (the “HCE Group”) does not exceed the Average Contribution Percentage for the group of Participants who are Non-Highly Compensated Employees (the “NHCE Group”) for the preceding Plan Year times 1.25; or
     (b) The Average Contribution Percentage for the HCE Group does not exceed the Average Contribution Percentage for the NHCE Group for the preceding Plan Year times 2.0, and the Average Contribution Percentage for the HCE Group does not exceed the Average Contribution Percentage for the NHCE Group for the preceding Plan Year by more than two percentage points.
     If the Company makes an election pursuant to Section 401(m)(3) of the Code, the term “current Plan Year,” when used in this Section 6.3, shall be substituted for the term “preceding Plan Year.”
     The Average Contribution Percentage for a group of Participants for a Plan Year shall be the average, expressed as a percentage, of the individual ratios of (i) the Company

Contributions allocated to the Account of a Participant for the Plan Year to (ii) the Participant’s Compensation for the Plan Year while he is a Plan Participant (or, provided that this method is applied to all Employees for a Plan Year, the Participant’s Compensation for that portion of the Plan Year during which he was eligible to participate in the Plan). In calculating such ratios, (i) contributions described in Section 401(m) of the Code and allocable to the Account of a Highly Compensated Employee who is eligible to have such contributions allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by any Affiliated Company shall be considered to have been made under a single plan; and (ii) the rules set forth in Income Tax Regulations Section 1.401(m)-1 shall apply.
     In addition to the limitation described in the preceding paragraph, Company Contributions allocated to the Accounts of Participants in the HCE Group for any Plan Year shall be further reduced as necessary to prevent the combined allocations of Deferral Contributions and Company Contributions from exceeding the “aggregate limit” calculated in accordance with Income Tax Regulations Section 1.401(m)-2(b)(3). If the Average Contribution Percentage for the HCE Group exceeds the percentage permitted under this Section 6.3, or the combined Average Deferral Percentage and Average Contribution Percentage for the HCE Group exceeds the “aggregate limit” as defined in Income Tax Regulations Section 1.401(m)-2(b)(3), the amount of Company Contributions for certain HCEs will be reduced in the following manner. Effective January 1, 2002, the multiple use test of Income Tax Regulations Section 1.401(m)-2 shall not apply.
     For purposes of this Section 6.3, the term “Participant” includes any Employee who was eligible for all or part of the Plan Year to receive allocations of Company Contributions or who would have been eligible but for a suspension pursuant to Section 10.9 or the limitation contained in Section 6.4. The Average Contribution Percentage for any Participant who receives no Company Contributions shall be zero. Effective January 1, 1999, if the Company elects to apply the special minimum coverage rule of Section 410(b)(4)(B) of the Code (relating to participation of Employees not meeting certain age and service requirements) and such rule is satisfied, the Company may elect to exclude for purpose of this Section 6.3 all Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code.
     The reduction in Company Contributions shall be effected by decreasing the amount of Company Contributions of the HCE with the highest dollar amount of Company Contributions until such HCE’s Company Contributions equal the dollar amount of the Company Contributions of the HCE with the next highest dollar amount thereof; however, if a lesser reduction would suffice to permit the Average Contribution Percentage for the HCE Group to satisfy the limitation of this Section 6.3, the reduction shall be in such lesser amount. If the total amount of reductions pursuant to the preceding sentence hereof is less than the amount necessary to cause the Average Contribution Percentage to satisfy such limitation, then the step described in the preceding sentence shall be repeated. The dollar amount by which an HCE’s Company Contribution is reduced pursuant to this paragraph (an “Excess Aggregate Contribution”) shall be distributed in accordance with Section 10.12.
     For purposes of this Section 6.3 only, “Company Contributions” means only Company Contributions made pursuant to Section 5.2(a).

     6.4 Limitation on Participant Allocations. Any other provision of the Plan notwithstanding, the Annual Addition with respect to a Participant for any Plan Year (which the Company hereby designates as the Plan’s limitation year) shall not exceed an amount equal to the lesser of $30,000 (or such larger amount as shall be in effect as a result of adjustment pursuant to Section 415(d) of the Code) or twenty-five percent of the Participant’s “415 safe-harbor compensation,” consisting of wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. § 1.62-2(c)), and excluding the following:
     (a) Employer contributions to a plan of deferred compensation which are not includible in the employee’s gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation, provided, however that for Plan Years beginning after December 31, 1997 “415 safe harbor compensation” shall include benefits under Section 132(f) of the Code and any salary reduction elected pursuant to Sections 125, 401(k), 403(b) or 408(k) of the Code;
     (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
     (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and
     (d) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the employee).
Effective January 1, 2002, the first sentence of this Section 6.4 shall be applied substituting “$40,000” for “$30,000” and “one hundred percent” for “twenty-five percent,” and the limit on annual additions shall be applied without respect to catch-up contributions described in Section 4.5.
     For limitation years beginning on or before December 31, 1999, in the event that a Participant is or has been or may be covered under any defined benefit plan (within the meaning of Section 414(j) of the Code) maintained by the Affiliated Companies, the Participant’s projected annual benefit in such defined benefit plan or plans shall be reduced by that amount necessary in order that the sum of the Defined Benefit Plan Fraction (as hereinafter defined) and the Defined Contribution Plan Fraction (as hereinafter defined), computed as of the close of the year, will not exceed 1.0.

     For purposes of this Section 6.4, the following definitions shall apply:
     The “Defined Benefit Plan Fraction” for any Plan Year means a fraction, the numerator of which is the projected annual benefit of the Participant determined as of the close of the Plan Year under all defined benefit plans maintained by the Affiliated Companies and the denominator of which is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year, or (b) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.
     The “Defined Contribution Plan Fraction” for any Plan Year means a fraction, the numerator of which is the sum of the Annual Additions credited to the Participant under this Plan and any other defined contribution plan maintained by the Affiliated Companies as of the close of the Plan Year, and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each of the Participant’s prior Years of Service with the Affiliated Companies: (a) the product of 1.25 multiplied by the dollar limit under Section 415(c)(1)(A) of the Code for the Plan Year, or (b) the product of 1.4 multiplied by twenty-five percent (25%) of the Participant’s compensation (as defined in regulations issued pursuant to Section 415 of the Code) for the Plan Year.
     Any amount that would otherwise be allocated to the Account of any Participant but for the limitations set forth in this Section 6.4 (hereinafter referred to as the “Excess Amount”) shall be disposed of as follows:
     (i) Any Deferral Contribution by the Participant, together with income gain and loss attributable thereto to the extent that the return thereof would reduce the Excess Amount, shall be returned to the Participant. The Excess Amount shall be held in an unallocated suspense account to which investment gains and losses shall be allocated; and amounts shall be withdrawn from the suspense account and allocated as hereinafter set forth. If the Participant is entitled to participate in contributions by the Company at the end of the succeeding Plan Year, then any remaining Excess Amount shall be reapplied to reduce contributions of the Company under the Plan for such Plan Year (and for succeeding Plan Years) for him, so that in each such year the sum of actual Company contributions plus the reapplied amount of Company contributions shall equal the amount which would otherwise be allocated to the Participant’s Account. If the Participant is not entitled to participate in contributions by the Company at the end of the succeeding Plan Year, then the Excess Amount shall be reapplied to reduce contributions of the Company for all remaining Participants. If the Plan is terminated while there remains an Excess Amount which cannot under the limitations of this Section 6.4 be allocated to the Accounts of any Participants, the Excess Amount shall be returned to the Company, notwithstanding any other provision hereof.
     (ii) In lieu of or in addition to the procedure described in paragraph (a) above, the Company may, if it so elects, reduce its contribution to the Plan for allocation to the Account of the Participant in question, by the amount necessary to eliminate the Excess Amount.
     6.5 Net Value of the Trust. The Trustee shall ascertain the net value of the Trust Fund on the basis of the fair market value of its assets and liabilities as of each Valuation Date.
     6.6 Adjustment of Accounts. The balance of each Account of each Participant shall be adjusted as of each Valuation Date,
     (a) First, by reducing the balance of each Account by the aggregate amount of all distributions and withdrawals made from it since the immediately preceding Valuation Date;
     (b) Second, by increasing or decreasing the balance of the Account as necessary to reflect the current fair market value of the assets in which the Account is invested;
     (c) Third, by crediting the Deferral Contributions Account with any Deferral Contributions, and the Company Contributions Account with any Company contributions, made for the benefit of the Participant for the period elapsed since the immediately preceding Valuation Date.
     In adjusting each Account pursuant to clause (b) above, the income, expenses, gain and loss (realized and unrealized) of the Trust Fund shall be allocated among the Accounts in proportion to the balances of such Accounts as of the immediately preceding Valuation Date, as reduced pursuant to clause (a) above. Loans shall be considered investments directed by a Participant pursuant to Section 12.2. The amount loaned shall be charged solely against the Accounts of the Participant, and repaid amounts and interest shall be credited solely thereto. The Account of a Participant shall continue to be adjusted pursuant to this Section 6.6 until it has been distributed in its entirety.
     6.7 Limitation of Participant’s Rights. Nothing contained in this Article 6 or elsewhere in the Plan shall be deemed to give any Participant any interest in any specific part of the Trust Fund or any interest other than his or her right to receive benefits in accordance with the applicable provisions of the Plan.
     6.8 Forfeiture Accounts. Until sufficient time has passed in order that a determination can be made as to whether a Participant whose employment with the Company has terminated or has been curtailed has incurred five consecutive One-Year Breaks in Service, the Administrator or Trustee shall account separately for any portion of his Company Contributions Account that may be forfeited in accordance with Article 9 as a result of the Participant’s separation from service. A Forfeiture Account shall be maintained primarily for bookkeeping purposes, and the Trustee shall not be required to segregate assets in any such account for investment or otherwise. As of the end of the Plan Year in which the Forfeiture Account is forfeited in accordance with Section 9.4, and after the adjustments described in Section 6.6, the amount credited to a Forfeiture Account shall be first used to restore contributions of returning Participants, next to make any positive adjustment of contributions and earnings thereon determined by the Plan Administrator to be appropriate with respect to a

Participant’s Account, including without limitation, an adjustment pursuant to Section 3.7 and, finally to reduce, but not below zero, the Company contributions described in Section 5.2.

ARTICLE 7
RETIREMENT BENEFITS
     7.1 Normal Retirement. A Participant’s Normal Retirement Date is the later of the date he attains age 65 or the date on which he completes two years as a Participant in the Plan.
     7.2 Late Retirement. A Participant who has reached his Normal Retirement Date may remain as an Employee until the date he establishes with the Company for his retirement. While any Participant continues to be an Employee, he shall have all the rights under the Plan that he would have had if he had not yet attained his Normal Retirement Date.
     7.3 Early Retirement. A Participant’s Early Retirement Date shall be the earliest date upon which a Participant has both attained age 55 and completed two years as a Participant in the Plan.
     7.4 Disability Retirement. If before his Normal Retirement Date a Participant becomes totally and permanently disabled, according to the applicable insurance policy provisions for determining whether the Participant is eligible for long-term disability benefits, he may thereupon retire.
     7.5 Retirement Benefits. Any termination of service with the Company by a Participant after satisfying the conditions of Section 7.1, 7.2, 7.3, or 7.4 shall be considered Retirement for purposes of the Plan. A Participant shall be entitled to benefits under the Plan to the extent of the credit balance of his Account as of the Valuation Date on which a distribution of benefits on account of his Retirement is made, adjusted to reflect contributions allocated and distributions made since the last Valuation Date and further adjusted, if necessary, to reflect loans, distributions, including deemed distributions, offsets, and repayments pursuant to the loan program in Section 14.2. Benefits determined under this Article 7 shall be payable in accordance with Article 10.

ARTICLE 8
DEATH BENEFITS
     8.1 Death of a Participant. If a Participant dies before the termination of his employment, his Beneficiary shall be entitled to benefits under the Plan to the extent of the credit balance of his Account as of the Valuation Date on which a distribution of benefits on account of his death is made, adjusted to reflect contributions allocated and distributions made since the most recent prior Valuation Date, and further adjusted, if necessary, to reflect loans, distributions, including deemed distributions, offsets, and repayments pursuant to the loan program in Section 14.2. If a Participant dies after leaving employment but before distribution to him of all of the benefits to which he is entitled under the Plan has been completed, his Beneficiary shall be entitled to the benefits the Participant would have received had he lived. In all other cases, benefits determined under this Article 8 shall be paid in a single lump sum.
     8.2 Designation of Beneficiary. A Participant may designate a beneficiary or beneficiaries under the Plan by completing and delivering to the Administrator a form provided by the Administrator, and may revoke or revise any such designation by completing and delivering another such form, in which case the form bearing the later date that was last received by the Administrator shall control; provided, however, that a Participant’s designation of a Beneficiary other than his spouse shall not take effect unless either (i) the Participant’s spouse consents in writing to such designation, and the spouse’s consent acknowledges the effect of such designation and is witnessed by a notary public, or (ii) it is established to the satisfaction of the Administrator that the Participant has no spouse, or that the spouse’s consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code. No such designation shall be effective unless filed with the Administrator before the death of the Participant. The marriage of a Participant shall revoke any designation of Beneficiary made before the marriage, and the divorce of a Participant shall revoke any designation of such person’s former spouse as a Beneficiary except as otherwise provided in a Qualified Domestic Relations Order.
     8.3 Distribution in Case No Beneficiary Designated or Surviving. If no Beneficiary has been properly designated or if no designated Beneficiary survives a deceased Participant the benefits otherwise distributable to the deceased shall be paid to the person (or if the class consists of more than one person, in equal shares to each of the persons) in the first of the following classes:
     (a) Participant’s surviving spouse;
     (b) Participant’s surviving issue, by right of representation; or
     (c) Participant’s estate;
provided, however; that as a condition to payment, the Administrator may require such receipts, releases, indemnity agreements, waivers, proofs, and other documents as it may deem necessary or desirable.

8.4	Death of a Beneficiary. Unless otherwise specified in the form of designation of Beneficiary, in the event of the death of a Beneficiary who has become entitled to receive benefits under the Plan, any benefits remaining to be paid to the deceased Beneficiary shall be paid to his estate.

ARTICLE 9
SEVERANCE BENEFITS
     9.1 Severance Benefit. If a Participant terminates his service with the Affiliated Companies for any reason other than death or Retirement before he has completed two Years of Service, he shall be entitled to benefits under the Plan to the extent of the credit balance of his Deferral Contributions Account, Rollover Account and Securities Plan Benefits Account, as of the Valuation Date which coincides with or immediately precedes the date of distribution of benefits hereunder, adjusted, if necessary, pursuant to the loan program referred to in Section 14.2. If a Participant terminates his service with the Affiliated Companies for any reason other than death or Retirement after he has completed two Years of Service, he shall be entitled to benefits under the Plan to the extent of the credit balance of his Company Contributions Account, Deferral Contributions Account, Rollover Account and Securities Plan Benefits Account. Any severance benefit determined under this Article 9 shall be payable in accordance with Article 10, except that benefits shall not be payable in the form of a series of substantially equal annual (or more frequent) installments over a period certain not extending beyond the life expectancy of the Participant unless the Participant elects to defer payment of the severance benefit until he attains his Normal Retirement Date.
     9.2 Vested Balance. A Participant’s Deferral Contributions Account, Rollover Account, and, if applicable, Securities Plan Benefits Account shall be fully vested at all times. Unless a Participant’s Company Contributions Account has become fully vested on account of his death or Retirement, a Participant shall fully vest in his Company Contributions Account when he has been credited with two Years of Service provided, however, that a Participant whose Employment Commencement Date is after December 31, 2001 shall vest in his Company Contributions Account 25% after he has been credited with One Year of Service, 50% after he has been credited with two Years of Service, 75% after he has been credited with three Years of Service and 100% after he has been credited with four Years of Service.
     9.3 Years of Service. The number of Years of Service to be credited to a Participant shall be determined as follows:
     (a) General Rule. An Employee (whether or not he is a Participant for the Plan Year) or Leased Employee shall be credited with one Year of Service for each Plan Year during which he is credited with at least 1,000 Hours of Service.
     (b) Returned Employees. In the case of a Participant who incurs one or more consecutive One-Year Breaks in Service and then returns to employment with the Company, the following rules shall apply:
     (i) In determining the vested portion of the Company Contributions Account of the Participant attributable to Company contributions and forfeitures occurring before the One-Year Break in Service, the Participant’s Years of Service after the One-Year Break in Service shall be included, unless the Participant incurred at least five consecutive One-Year Breaks in Service.

     (ii) In determining the vested portion of the Company Contributions Account of the Participant attributable to Company contributions and forfeitures occurring after the One-Year Break in Service, Years of Service before the One-Year Break in Service shall be included in the number of Years of Service of the Participant if, but only if, such Participant is credited with 1,000 Hours of Service during the twelve consecutive month period measured from the date of his return from such One-Year Break in Service, or during any Plan Year following his return from such One-Year Break in Service.
     (iii) In the case of a Participant who returns to employment with the Company following five consecutive One-Year Breaks in Service, subaccounts shall be maintained with respect to the portions of his Company Contributions Account which accrued prior to and subsequent to such One-Year Breaks in Service until all such subaccounts become fully vested.
     (iv) In the case of a Participant who was fully vested in his Company Contributions Account by reason of the last sentence of Section 6.1 and who returns to employment with the Company following five consecutive One-Year Breaks in Service, said Participant shall be subject to the provisions of this Article 9 with respect to Company Contributions allocated to his Company Contributions Account after his return to employment.
     9.4 Disposition of Forfeitures. When a Participant whose Account has not become fully vested in accordance with Section 9.2 terminates his employment with the Company for any reason other than death or Retirement, or incurs a One-Year Break in Service without a termination of employment, the portion of his Company Contributions Account which is not then vested shall be credited to a Forfeiture Account as described in Section 6.8, and the Forfeiture Account shall be disposed of as follows:
     (a) If a Former Participant receives no distribution with respect to his Company Contributions Account, and he returns to employment with the Company before he has incurred five consecutive One-Year Breaks in Service, the amount credited to his Forfeiture Account shall thereupon be restored to his Company Contributions Account. The amount to be restored shall be determined as if the Forfeiture Account had been invested throughout the Participant’s absence in a money market fund offered as an investment option under the Plan or a similar short-term fixed income investment.
     (b) If a Former Participant receives a distribution of the vested portion of his Company Contributions Account, and he returns to employment with the Company before he has incurred five consecutive One-Year Breaks in Service, the amount credited to his Forfeiture Account shall be restored to his Company Contributions Account only if he repays to the Trustee the full amount of his distribution, before the date on which he incurs five consecutive One-Year Breaks in Service. The amount to be restored shall be determined as if the Forfeiture Account had been invested throughout the Participant’s absence in a money market fund offered as an investment option under the Plan or a similar short-term fixed income investment.

     (c) If a Former Participant who receives no distribution or deemed distribution does not return to employment with the Company before he incurs five consecutive One-Year Breaks in Service, the nonvested portion of his Account balance shall be irrevocably forfeited and the related forfeiture will be reallocated to the Forfeiture Account as of the last day of the Plan Year that constitutes his fifth consecutive One-Year Break in Service.
     (d) The Company may direct that the amount credited to a Participant’s Forfeiture Account be reallocated among the Accounts of other Participants as of the end of a Plan Year before the Participant has incurred five consecutive One-Year Breaks in Service, provided that the Forfeiture Account continues to be maintained on the books of the Plan and remains subject to the restoration rules described in subparagraphs (a) and (b).
     (e) The amount necessary to restore any Participant’s Account shall be derived first from the net earnings, if any, of Forfeited Accounts during the Plan Year; second from the amounts of any Forfeiture Accounts which the Company has released for reallocation as of the end of the Plan Year; and finally, to the extent of any deficiency, from supplementary contributions of the Company pursuant to the last sentence of Section 5.1. In no event shall the amount restored to a Participant’s Account be less than the amount credited to the Account when a Forfeiture Account was established for the Participant.
     9.5 Severance Benefits in Certain Cases. In applying the provisions of Section 9.2 to a Participant who has received a severance benefit under Section 9.1 or a hardship distribution pursuant to Section 10.9 with respect to his Company Contributions Account on account of a prior termination of employment wherein, for any reason, the Participant did not incur five consecutive One-Year Breaks in Service, the vested amount remaining in such Account at any time shall be determined in accordance with the formula:
          Vested Amount = P(AB + D) — D
where (i) P equals the vested percentage at the relevant time; (ii) AB is the credit balance of his Company Contributions Account as of the appropriate Valuation Date; and (iii) D is the amount previously distributed. The amount of severance benefit distributable to a terminated Participant in accordance with the preceding sentence shall be reduced by any distribution to him since the appropriate Valuation Date.

ARTICLE 10
DISTRIBUTION OF BENEFITS
     10.1 Time and Manner of Distribution of Retirement and Severance Benefits. Distribution of Retirement benefits shall be made not later than the sixtieth day following the close of the Plan Year in which a Participant’s Retirement occurs, unless he elects in writing to postpone distribution until a date that satisfies the requirements of Section 10.2; provided, however, that the failure of a Participant to consent to a distribution of benefits shall be deemed an election to postpone benefit distributions until the Participant’s Normal Retirement Date as defined in Section 7.1. Subject to Section 10.2, a Participant’s severance benefit distribution shall be made not later than the sixtieth day after the close of the Plan Year in which the Participant’s employment with the Company terminates, provided that one of the following circumstances exists:
     (a) As of the Valuation Date next preceding the distribution, the value of the Participant’s Account did not exceed $3,500 ($5,000 for distributions occurring after December 31, 1997); or
     (b) The Participant has consented in writing to the making of the distribution.
In any other circumstances, the distribution shall be made not later than the sixtieth day after the close of the Plan Year in which occurs the earliest of the Administrator’s receipt of the Participant’s consent to making a distribution, Normal Retirement Date or death; provided, however; that the failure of a Participant to consent to a distribution of benefits shall be deemed to be an election to postpone benefit distributions until such time as distributions are required pursuant to Section 10.2.
     Except as otherwise provided by Schedules A or B, benefits on account of Retirement shall be distributed in cash or kind, in either of the following manners, as elected by the Participant:
     (a) A lump sum; or
     (b) A series of substantially equal annual (or more frequent) installments over a period certain not extending beyond the life expectancy of the Participant (or, if his Beneficiary is his spouse or is an individual designated by the Participant in accordance with Section 8.2, the joint life and last survivor expectancy of the Participant and such spouse or other individual).
     Notwithstanding any other provision of this Plan, effective January 1, 2002 distributions shall be available only in a lump sum and in substantially equal annual installments over either five or ten years, provided, however, that the above provisions of this Section 10.1, and all other provisions of this Plan relating thereto, shall remain in effect with respect to a Participant who reached his or her annuity starting date, or who commenced distributions, prior to the date determined by the Administrator to be ninety days after the distribution of a summary plan description or summary of material modifications describing the change made by this paragraph.

     Life expectancy and joint and last survivor expectancy shall be computed by use of the expected return multiples in Tables V and VI of Income Regulations Section 1.72-9. The life expectancy or expectancies of a Participant and his spouse shall be redetermined every year, unless the Participant explicitly elects otherwise on or before his required beginning date specified in Section 10.2 that one or both of such expectancies not be recalculated. The life expectancy of a Beneficiary who is not the Participant’s spouse shall not be recalculated.
     A distribution to which Sections 401(a)(11) and 417 of the Code do not apply may commence less than thirty days after the notice required under Income Tax Regulations Section 1.411(a)-11(c) is given, provided that the Administrator informs the distributee that he has a right to a period of at least thirty days after receiving the notice to consider whether or not to elect a distribution and, if so, what form of distribution, and the Participant thereafter affirmatively elects a distribution.
     10.2 Minimum Distribution Requirements. In the event of his Retirement or other termination of employment during his lifetime, a Participant may postpone the commencement of benefit distributions until any date which meets the requirements stated in this Section 10.2. Distributions must in all events satisfy the minimum distribution requirements in Section 401(a)(9) of the Code and any proposed, temporary or final regulations promulgated thereunder.
     The entire interest of a Participant must be distributed, or begin to be distributed, no later than the Participant’s required beginning date, determined as follows:
     (a) General Rule. The required beginning date of a Participant is the first day of April of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant’s Retirement occurs.
     (b) Former Participants and five-percent owners. The required beginning date of a Former Participant or a Participant who is a five-percent owner is the first day of April following the calendar year in which the employee attains age 70 1/2. A Participant is treated as a five-percent owner for purposes of this Section 10.2 if he is a “5-percent owner” as defined in Section 416(i) of the Code at any time during the Plan Year ending within the calendar year in which he attains age 70 1/2.
     For Plan Years Ending Before January 1, 2001. Commencing with the calendar year immediately preceding the Participant’s or Former Participant’s required beginning date, the minimum amount required to be distributed with respect to each calendar year is the Participant’s or Former Participant’s applicable Account balance divided by the life expectancy or joint life and last survivor expectancy that measures the period certain of the distribution. The applicable Account balance is the credit balance of the Participant’s or Former Participant’s Account as of the last day of the calendar year immediately preceding the calendar year for which the minimum distribution amount is determined; provided, however, that any distribution made on or before the Participant’s or Former Participant’s required beginning date, with respect to the first calendar year in which minimum distributions are required, shall be treated for this purpose as if it had been made in the calendar year immediately preceding the Participant’s or Former Participant’s required beginning date. A Participant’s first minimum required distribution must be made on or before the Participant’s or Former Participant’s required beginning date. The minimum required distribution for each subsequent calendar year, including the minimum distribution for the calendar year in which the Participant’s required beginning date occurs, must be made on or before December 31 of the calendar year with respect to which it is made. For purposes of this Section 10.2, life expectancy and joint and last survivor expectancy shall be computed by use of the expected return multiples in Tables V and VI of Income Tax Regulations Section 1.72-9. The life expectancy or expectancies of a Participant and his spouse shall be redetermined every year, unless the Participant explicitly elects otherwise on or before his required beginning date specified in Section 10.2 that one or both of such expectancies not be recalculated. The life expectancy of a Beneficiary who is not the Participant’s spouse shall not be recalculated.
     For Plan Years After December 31, 2000. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as specified in guidance published by the Internal Revenue Service.
     Distributions made to satisfy the requirements of this Section 10.2 shall be made from all Accounts on a pro rata basis.
     10.3 Time and Manner of Distribution of Death Benefits. In the event of the death of a Participant who has not received any distribution of benefits, distribution of benefits to his Beneficiary shall be made promptly after his death, and in no event later than the sixtieth day following the close of the Plan Year in which his death occurs. Distribution shall be made in a lump sum. If the Beneficiary of a deceased Participant who had not received any distribution of benefits from the Plan at the time of his death is his surviving spouse, and the surviving spouse dies before payment of benefits from the Plan commences, then the rules stated in this Section 10.3 shall apply as though the surviving spouse were the Participant.
     10.4 Elective Distribution after Attainment of Age 59-1/2. A Participant who continues in employment after reaching age 59-1/2 may at his election receive one or more single sum distributions from his Account. With respect to distributions before January 1, 2002, each such distribution must be in an amount not less than $500.00 (or, if less, the entire credit balance of his Account). The election to receive such a distribution shall be made in writing in a form acceptable to the Administrator, and delivered to the Administrator. A distribution pursuant to this Section 10.4 may not be repaid to the Plan.
     10.5 Notice of Death, Retirement or Termination of Service. As soon as possible after the death, Retirement or other termination of service of a Participant, the Administrator shall deliver to the Trustee a notice specifying the name and address of the Participant (including, if applicable, any designated or contingent Beneficiary) who is entitled to receive benefits under the Plan, the time such benefits are to be paid, and the medium of payment.

     10.6 Direct Rollover Distributions. Notwithstanding any other provision of the Plan, an Eligible Recipient may elect, at the time and in the manner prescribed by the Administrator, to have all or any portion of an Eligible Distribution paid to an Eligible Plan specified by the Eligible Recipient.
     As used in this Section 10.6, the terms set forth below have the following meanings:
     “Eligible Distribution” means any distribution made after December 31, 1992 from the Plan to an Eligible Recipient, to the extent that it is includible in the Eligible Recipient’s gross income (or would be includible but for the exclusion of net unrealized appreciation in employer securities), and is not required under Section 401(a)(9) of the Code, unless the distribution is one of a series of substantially equal periodic payments made no less frequently than annually over a specified period of ten or more years, or the life or life expectancy of an Eligible Recipient or the joint lives or joint life expectancies of the Eligible Recipient and a designated beneficiary, any portion of any distribution which is applied as a loan payment offset under the loan program referred to in Section 14.2, or effective January 1, 1999 the distribution consists of Employee Deferral Contributions or Special Contributions and is made pursuant to Section 10.9.
     “Eligible Plan” means any of the following that agrees to accept an Eligible Recipient’s Eligible Distribution: an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in Section 408(b) of the Code; and, for any Eligible Recipient other than a Participant’s surviving spouse, a qualified plan described in Section 401(a) of the Code or a qualified annuity described in Section 403(a) of the Code.
     “Eligible Recipient” means a Participant, a Former Participant, the surviving spouse of a deceased Participant or Former Participant or an alternate payee under a Qualified Domestic Relations Order who is either the spouse or former spouse of a Participant or Former Participant.
     10.7 Direct Rollover Distributions After 2001.
     (a) Effective Date. This section shall apply to distributions made after December 31, 2001.
     (b) Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 10.6 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.
     (c) Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 10.6 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.
     (d) Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 10.6 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
     10.8 Distribution under Qualified Domestic Relations Order. If the Administrator determines that the Plan has received a Qualified Domestic Relations Order with respect to a Participant’s Account, distributions shall be made in accordance with the requirements of such Qualified Domestic Relations Order, notwithstanding that the Qualified Domestic Relations Order provides for payments to an alternate payee before the Participant reaches the “earliest retirement age” within the meaning of Section 414(p)(4)(B) of the Code, and before any distribution other than a hardship distribution may be made to the Participant pursuant to the Plan.
     10.9 Hardship Distributions. The Administrator may instruct the Trustee to distribute to a Participant who is experiencing hardship due to an immediate and heavy financial need the amount necessary to satisfy that need, but not more than the sum of (i) the credit balance of his Deferral Contributions Account as of December 31, 1988, (ii) the aggregate amount of his Deferral Contributions made after December 31, 1988, and (iii) (prior to January 1, 2002 only) the aggregate credit balance of his vested Company Contributions Account as of the Valuation Date on which the distribution is made, adjusted as necessary to reflect contributions allocated and distributions made since the most recent prior Valuation Date and further adjusted, if necessary, to reflect loans, distributions, including deemed distributions offsets, and repayments pursuant to the Loan Program in Section 14.2. Hardship distributions shall be deemed to come first from a Participant’s Company Contributions Account, and then from his Deferral Contributions Account. No hardship distribution may be made which would impair the collateral of the Trustee for a loan to a Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. For purposes of this Section 10.9, a distribution will be considered to be made on account of an immediate and heavy financial need only if it is made on account of:
     (a) Costs directly related to the purchase of a dwelling unit to be used as a principal residence of the Participant (excluding mortgage payments); or
     (b) Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, his spouse, or dependents; or

     (c) Expenses for medical care described in Section 213(d) of the Code for the Participant, his spouse, children and dependents, or necessary for these persons to obtain such care; or
     (d) Payment necessary to prevent the eviction of the Participant from his principal residence or the foreclosure of a mortgage on the Participant’s principal residence; or
     (e) Such additional circumstances as the Secretary of the Treasury shall announce from time to time in rulings of general application pursuant to the Income Tax Regulations issued under Section 401(k) of the Code.
     A Participant who requests a distribution pursuant to this Section 10.9 must represent to the Administrator that he is unable to meet his financial need through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of his assets (including those of his spouse and minor children), by cessation of Deferral Contributions, by other distributions or nontaxable loans from benefit plans, or by borrowing from commercial sources on reasonable terms. A Participant who receives a distribution pursuant to this Section 10.9 may not make Deferral Contributions in the period of twelve calendar months immediately following the distribution (or, in the case of distributions occurring after December 31, 2000, until the later of January 1, 2002 or six calendar months immediately following the distribution).
     10.10 Distribution of Excess Deferrals. Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income or loss allocable thereto (including all earnings, expenses, and appreciation or depreciation in value, whether or not realized) shall be distributed no later than each April 15 to Participants who claim Excess Deferral Amounts for the preceding calendar year.
     “Excess Deferral Amount” means the amount of Deferral Contributions for a calendar year that the Participant designates to the Plan pursuant to the following procedure. The Participant’s designation shall be submitted to the Administrator in writing no later than March 1, shall specify the Participant’s Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if the Excess Deferral Amount is not distributed, it will when added to amounts deferred under other plans or arrangements described in Section 401(k), 408(k) or 403(b) of the Code exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. A Participant who has an Excess Deferral Amount for a taxable year, taking into account only his Deferral Contributions under the Plan or any other plans of this employer, shall be deemed to have designated the entire amount of such Deferral Contributions.
     The income or loss allocable to an Excess Deferral Amount for the preceding calendar year shall be determined by
     (a) multiplying the income or loss allocated to the Participant’s Deferral Contributions Account for the preceding calendar year by a fraction, the numerator of which is the Excess Deferral Amount and the denominator of which is the balance of the

Participant’s Deferral Contributions Account without regard to any income or loss occurring during the preceding calendar year; or
     (b) any other reasonable method that is actually used by the Plan for allocating income and loss to Participants’ Accounts, provided that the method does not violate Section 401(a)(4) of the Code, and is used consistently for all Participants and for all corrective distributions with respect to a given Plan Year.
     10.11 Distribution of Excess Contributions. Notwithstanding any other provision of the Plan, Excess Contributions and income or loss allocable thereto (including all earnings, expenses and appreciation or depreciation in value, whether or not realized) shall be distributed no later than the last day of each Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.
     “Excess Contributions” shall mean the amount described in Section 401(k)(8)(B) of the Code. The income or loss allocable to Excess Contributions for the preceding Plan Year shall be determined by
     (a) multiplying the income or loss allocated to the Participant’s Deferral Contributions Account for the preceding Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the balance of the Participant’s Deferral Contributions Account without regard to any income or loss occurring during the preceding Plan Year; or
     (b) any other reasonable method that is actually used by the Plan for allocating income and loss to Participants’ Accounts, provided that the method does not violate Section 401(a)(4) of the Code, and is used consistently for all Participants and for all corrective distributions with respect to a given Plan Year.
     The Excess Contributions which would otherwise be distributed to the Participant shall be reduced by the amount of Excess Deferrals distributed to the Participant. Amounts distributed under this Section 10.11 shall be treated as distributions from the Participant’s Deferral Contributions Account.
     10.12 Distribution of Excess Aggregate Contributions. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions and income or loss allocable thereto (including all earnings, expenses, and appreciation or depreciation in value, whether or not realized) shall be distributed no later than the last day of each Plan Year to Participants to whose accounts Company Contributions were allocated for the preceding Plan Year.
     “Excess Aggregate Contributions” shall mean the amount described in Section 401(m)(6)(B) of the Code. The income or loss allocable to Excess Aggregate Contributions for the preceding Plan Year shall be determined by
     (a) multiplying the income or loss allocated to the Participant’s Company Contributions Account for the preceding Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan

Year and the denominator of which is the balance of the Participant’s Company Contributions Account without regard to income or loss occurring during the preceding Plan Year; or
     (b) any other reasonable method that is actually used by the Plan for allocating income and loss to Participants’ Accounts, provided that the method does not violate Section 401(a)(4) of the Code, and is used consistently for all Participants and for all corrective distributions with respect to a given Plan Year.
     10.13 Withdrawals from Rollover and After-Tax Accounts and of Certain Matching Contributions. Subject to such reasonable and nondiscriminatory rules as the Administrator may establish from time to time to facilitate administration of the Plan, a Participant or Beneficiary may, by giving notice to the Administrator of his intention to withdraw, at any time and from time to time, withdraw all or any part of his Rollover Account, or of any after-tax Account that was transferred from the BBL Plan or from the ING Savings Plan and ESOP. A distribution of all or any part of a Rollover Account shall be made in accordance with the provisions of this Article 10. Any employer matching contribution transferred from the ING Savings Plan and ESOP may be withdrawn under this Section 10.13 after two years have expired from the date of such contribution. The Administrator shall direct the Trustee to make the distribution requested by the Participant or Beneficiary as promptly as practicable.
     10.14 Distributions upon Plan Termination. The balances of Participants’ Accounts, including Deferral Contributions and income attributable thereto, may be distributed to Participants or their beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Company nor an Affiliated Company maintains a successor plan.
     10.15 Cessation of Interest. The interest in the Plan and Trust of a Participant or Beneficiary shall cease upon the delivery to him of a lump sum distribution or the sum of all installments, as required by the Administrator in its notice.
     10.16 Missing Persons. If a person entitled to benefits under the Plan cannot be located after diligent search by the Administrator or the Trustee and the whereabouts of such person continues to be unknown for a period of three years, the Administrator or Trustee may determine that such person has died, whereupon his benefits shall be distributed to the Beneficiary determined in accordance with Article 8, or if no such Beneficiary can be determined or located after reasonable efforts, the Administrator may determine that such benefits are forfeited and the amount thereof shall be allocated as provided in Section 5.2(c); provided, however, that such benefits shall be restored upon the filing of a claim by the Participant or Beneficiary within the time prescribed by applicable law or regulations.
     10.17 Mailing of Benefits. Whenever the Trustee is directed to make payment or delivery of benefits in accordance with a notice of the Administrator, mailing a check in the appropriate amount to the person or persons entitled thereto at the address designated in such notice shall be adequate delivery by the Trustee for all purposes.

     10.18 Minors and Incompetents. In the event that any benefit hereunder becomes payable to a minor or to a person under legal disability or to a person not judicially declared incompetent but who, by reason of illness or mental or physical disability, is, in the opinion of the Administrator, unable properly to administer such benefit, then the same shall be paid out in such of the following ways as the Administrator deems best, and the Trustee, the Administrator and the Company shall not incur any liability therefor: (a) directly to such person; (b) to the legally appointed guardian or conservator of such person; (c) to some relative or friend for the care and support of such person; or (d) by the Administrator’s using such benefit directly for such person’s care and support.

ARTICLE 11
ADMINISTRATION OF THE PLAN
     11.1 Appointment of Administrator. The Company may appoint one or more individuals, firms, corporations or other entities to be the Administrator of the Plan, and the Company may, at any time and from time to time, remove such person(s) as Administrator, with or without cause. If the Company determines that the Administrator shall be a committee of individuals, it shall appoint such a committee (the “Committee”) to consist of two or more persons who may, but need not be, Employees, and who may be Trustees. A member of the Committee may be removed by the Company at any time with or without cause. Vacancies in the Committee may be filled by the Company. The Administrator or a member of the Committee may resign at any time by filing written notice thereof with the Company. Each member of the Committee shall serve until such time as he dies, resigns, or is removed by the Company. In the absence of any action by the Company to appoint an Administrator as herein set forth, the Company shall be the Administrator of the Plan.
     11.2 Powers and Duties of Administrator; Administrator Not to Act in Discriminatory Manner. The Administrator shall constitute the “named fiduciary” and the “administrator” with respect to the Plan as such terms are defined in ERISA, and in such capacities it shall have authority to control and manage the operation and administration of the Plan. The Administrator shall have the powers and duties specified in the Plan and, not in limitation but in amplification of the foregoing, shall have discretionary authority to construe the Plan and the Trust Agreement and to determine all questions and to make all necessary factual determinations with respect to all issues arising thereunder, including particular questions submitted by the Trustee on all matters necessary for it properly to discharge its duties, powers and obligations.
     The Administrator may employ such accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. To the extent permitted by ERISA, the Administrator may delegate any of its fiduciary responsibilities or other duties or responsibilities to such persons as the Administrator deems appropriate.
     The Administrator may correct any defect, supply any omission, reconcile any inconsistency, and adopt such rules and procedures with respect to the administration of this Plan in such manner and to such extent as it may deem necessary and expedient to carry out the Plan. The rules and decisions of the Administrator made in good faith upon any matter within the scope of its authority shall be final and binding upon all parties, but the Administrator at all times shall make similar decisions on similar questions involving similar circumstances, and the Administrator shall not act in such a manner as to discriminate in favor of Highly Compensated Participants.
     The Administrator and every person who handles assets of the Plan shall be covered by a fidelity bond meeting the requirements of Section 412 of Title I of ERISA.

     11.3 Notification of Trustee. The Company shall from time to time notify the Trustee of the names and addresses of all members of the Administrator and of changes thereof, and the Trustee may act in full reliance upon the last such notice received.
     11.4 Committee Procedures: Chairman and Secretary. In the event that the Company appoints a Committee as Administrator, the Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. Any act which the Plan or the Trust Agreement authorizes or requires the Administrator to do may be done by a majority of the members of the Committee serving at the time. The action of such majority of the members of the Committee expressed either by a vote at a meeting or in writing without a meeting shall constitute the action of the Administrator and shall have the same effect for all purposes as if assented to by all of the members of the Committee at the time in office. A member of the Committee who is a Participant or Former Participant under the Plan shall not vote on any question relating exclusively to himself.
     The Committee may from time to time elect one of its members as Chairman. The Administrator shall appoint a Secretary to the Committee, who may be either a member of the Committee or a nonmember approved by the Company. The Chairman and Secretary shall hold their respective offices until their successors are elected, or until the officer in question sooner dies, resigns, is removed from office or replaced by the action of the Administrator, or, in the case of a Chairman, becomes disqualified by ceasing to be a member of the Committee. A Chairman of the Committee shall have such powers and duties as are commonly incident to such office, including without limitation, the powers and duties enumerated in any bylaws established by the Committee, the power and duty to preside at all meetings of the Committee, to prepare an agenda for all such meetings (and for actions to be taken without a meeting), and such other powers and duties as the Committee may from time to time designate. The Secretary shall keep a record of all meetings of the Committee and actions taken by the Committee without a meeting.
     By vote of its members, the Committee may authorize any one or more of its members or the Secretary to execute any document or documents on its behalf and to execute any instructions and notices of the Administrator, including instructions and notices to the Trustee pursuant to the Trust Agreement. Promptly after the meeting (or action without a meeting) at which one or more persons are authorized to execute any such documents, instructions or notices to the Trustee, the members of the Committee shall furnish the Trustee with a certificate signed by each such member as to the designation of the person so authorized by the Administrator.
     11.5 Administrator to Keep Accurate Records. The Administrator shall keep accurate records and minutes of its proceedings and actions with respect to the Plan. It shall also maintain, or cause to be maintained, accounts showing the operation and condition of the Trust Fund and shall keep, or cause to be kept, in convenient form such data as may be necessary for the valuation of the assets and liabilities of the Plan. The Administrator shall prepare or cause to be prepared and distributed to Employees and other individuals or filed with the appropriate government agencies, as the case may be, all necessary descriptions, reports, information, and data required pursuant to the Code, ERISA and any other applicable laws.

     11.6 Reliance on Specialists. Neither any Company, its officers, directors or employees, the Administrator nor the Trustee shall be responsible for any reports furnished by any specialist retained or employed by the Administrator but they shall be entitled to rely thereon as well as on certificates furnished by an accountant, and on all opinions of counsel. Each Company, its officers, directors and employees, the Administrator and the Trustee shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon such specialist, accountant or counsel, and all actions taken or suffered in such reliance shall be conclusive upon each of them and upon all Employees, Participants, Beneficiaries and any other persons interested hereunder and under the Trust Agreement.
     11.7 Compensation; Liability. The Administrator shall be entitled to reimbursement for its reasonable expenses incurred hereunder. Individuals serving as Administrator (or as a member of a Committee designated as Administrator) who are also full-time Employees shall not be compensated for their services as Administrator, save as their compensation as Employees may be such compensation. Other individuals, firms or corporations serving as Administrator shall be entitled to reasonable compensation for their services as such. The Company will indemnify the Administrator (or any member of a Committee designated as Administrator) who is also a full-time Employee against all liability occasioned by any act or omission to act, provided that the Administrator (or the Committee and such member) act in good faith. The Company shall be entitled to defend or maintain either in its own name or in the name of the Administrator or any member thereof any suit or litigation arising hereunder with respect to the Administrator or any member thereof, and may employ its own counsel for such purpose. Except as may be required by ERISA, no bond or other security shall be required of the Administrator for the faithful performance of its duties hereunder, and no member of the Committee shall incur any liability except for his own willful misfeasance or default.
     11.8 Elections, Requests, and Designations. The Administrator may establish or change a standard form of request for any election, request or designation which may be made by a Participant or Beneficiary under this Plan, and any such election, request or designation shall be valid only when made on such form (or such alternative form as is acceptable to the Administrator) and filed with the Administrator or some other person or persons designated by the Administrator for that purpose.
     11.9 Claims Procedure. Effective Prior to January 1, 2002. A Participant or Beneficiary who asserts a right to any benefit under the Plan which he has not received (a “Claimant”) must file a written claim with the Administrator. If the Administrator wholly or partially denies a claim, it shall within ninety days of its receipt of the claim provide a written notice of denial to the Claimant, setting forth:
     (i) specific reasons for the denial of the claim;
     (ii) specific reference to pertinent provisions of the Plan on which the denial is based;

     (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and
     (iv) an explanation of the Plan’s claims review procedure.
     A Claimant whose application for benefits is denied, or who has received neither an affirmative reply nor a notice of denial within ninety days after filing his claim, may request a full and fair review of the decision denying the claim. The request must be made in writing to the Administrator within sixty days after receipt of the notice of denial (or, if no notice of denial is issued, within sixty days after the expiration of ninety days from the filing of the claim). In connection with the review, the Claimant or his authorized representative may:
     (i) request a hearing by the Administrator upon written application to the Administrator;
     (ii) review pertinent documents in the possession of the Administrator; or
     (iii) submit issues and comments in writing to the Administrator for review.
     A decision on review by the Administrator shall be made promptly, and not later than sixty days after the receipt by the Administrator of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the claimant will be so notified of the extension, and a decision shall be rendered as soon as possible, and not later than 120 days after the receipt of the request for review. The decision shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant and specific reference to the pertinent provisions of the Plan on which the decision is based. The Administrator shall have discretionary authority to interpret and apply the provisions of the Plan with respect to, and to make any factual determination in connection with, any benefit claim, and the decision of the Administrator shall be final and binding upon all parties.
     Effective as of January 1, 2002. (a) If a Participant or Beneficiary (a “Claimant”) asserts a right to any benefit under the Plan that he has not received, he must file a written claim for the benefit with the person or persons designated by the Administrator (which must be a person or persons other than the Administrator). If the claim is wholly or partially denied, written notice shall be provided to the Claimant within a reasonable period of time, but no more than ninety days of the receipt of the written claim application, and the notice shall state:
     (i) The specific reasons for the denial of the claim;
     (ii) The specific references to pertinent provisions of the Plan on which the denial is based;

     (iii) A description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and
     (iv) An explanation of the Plan’s claims review procedure, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.
     (b) A Claimant whose application for benefits is denied may request a full and fair review of the decision denying the claim within sixty days after receipt of the notice of the denial. The Claimant:
     (i) May request a hearing by the Administrator upon written application to the Administrator;
     (ii) Shall have reasonable access to, and copies of, upon request and free of charge, all documents, records and other information relevant to the Claimant’s claim; and
     (iii) May submit written comments, documents, records and other information relating to the claim.
     (c) A decision on review shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision of the Administrator shall be made promptly and not later than sixty days after the receipt by the Administrator of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the Claimant will be so notified of the extension and the reason for the extension, and a decision shall be rendered as soon as possible, and not later than 120 days after the receipt of the request for review. If an extension is required due to a failure by the Claimant to submit information necessary to decide a claim, the time period for completing the review shall be tolled from the date on which notification of the extension is sent until the date on which the Claimant responds to the request for additional information.
     The decision shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the Claimant and specific reference to the pertinent provisions of the Plan on which the decision is based. The decision shall also include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim, along with a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.
     (d) The Administrator shall have discretionary authority to interpret and apply the provisions of the Plan with respect to, and to make any factual determination in connection with, any benefit claim.

ARTICLE 12
TRUSTEE
     12.1 Trust Agreement. The Trust Agreement is incorporated herein by this reference.
     12.2 Investment of Trust Fund. The Trustee shall invest the assets of the Trust Fund in accordance with the provisions of the Trust Agreement and this Section 12.2:
     (a) The Trustee will invest Accounts in accordance with the Trust Agreement and the following provisions of this Section 12.2. Pursuant to such rules as the Administrator may establish, a Participant or Beneficiary may direct the Trustee to invest amounts contributed for his Account in any one or more investment media approved or announced from time to time in writing by the Administrator as being available under the Plan, including loans to Participants as provided pursuant to Section 14.2. The Administrator may, in its discretion, permit such elections to be in writing or by telephone with a representative or a voice response unit or through the Internet or other electronic means subject to the following rules and conditions:
     (i) The Administrator shall from time to time establish and announce in writing reasonable rules and regulations concerning the number of investment media into which a Participant or Beneficiary may direct that portions of any single contribution be invested, the minimum dollar amount that may be invested in any single medium, the intervals at which a Participant or Beneficiary may change his investment directions as to future contributions, and the intervals at which a Participant or Beneficiary may change his directions as to the future investment of amounts then credited to his Account. Nothing herein shall be construed to require the Trustee to carry out any direction which would result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or would generate income taxable to the Plan, and the Trustee may decline to carry out any direction which could create a fiduciary liability for the Trustee which would not otherwise exist.
     (ii) Subject to the rules announced in accordance with subsection (i), each Participant’s or Beneficiary’s investment directions shall be completed and transmitted to the Trustee before they are to become effective and shall thereafter control the investment of his Account until he submits a subsequent direction. The Trustee shall, upon his request, give a Participant or Beneficiary written confirmation of his investment directions. Subject to the rules announced in accordance with subsection (i), each Participant or Beneficiary may give investment directions effective as of each April 1, July 1, October 1, and January 1.
     (iii) Amounts received by the Trustee for a Participant’s or Beneficiary’s Account shall be invested as promptly as practicable after their receipt by the Trustee in the medium directed by the Participant or Beneficiary.

Any distribution thereon which is received in cash shall be applied as soon as practicable to the purchase of additional interests in the directed medium. Any distribution thereon which is received in any form of property other than additional shares or other evidences of interest in the directed medium itself shall be converted to cash as soon as practicable, and reinvested in additional interests in the directed medium. Notwithstanding the preceding sentence, if for any reason it proves impracticable in the opinion of the Trustee to convert any such increment promptly into cash, then the Trustee may in its sole discretion determine the method and time of sale, disposition, use, application or conversion of the same, provided that Accounts are credited with their proportionate interests therein as prescribed in Article 6.
     (iv) In the event that a Participant or Beneficiary fails to direct the Trustee as to the investment of an amount to be credited to his Account, the Trustee shall invest that amount in accordance with a standing direction from the Participant or Beneficiary, or if there is no such standing direction, the Trustee in its sole discretion shall determine the manner of its investment until the Participant or Beneficiary provides proper direction.
     (v) The Trustee shall have no liability or responsibility for any loss or expense to any Participant’s or Beneficiary’s Account(s) resulting from any investment made in accordance with the directions of the Participant or Beneficiary.
     (vi) Any income, gain, loss or expense realized by a Participant’s or Beneficiary’s Account, and any brokerage commissions associated with a Participant’s or Beneficiary’s Account shall be allocated to his Account and shall not be shared by or allocated to any other Participant’s or Beneficiary’s Account. The Plan may charge each Participant’s or Beneficiary’s Account with the reasonable expenses of carrying out the Participant’s or Beneficiary’s directions.
     12.3 Life Insurance and Annuity Contracts. To the extent that a Predecessor Plan permitted a Participant to direct the trustee of the Predecessor Plan to invest his Account in life insurance and annuity contracts and where a Participant so directed the trustee of the Predecessor Plan, the Trustee shall maintain said investment in the Plan. After December 31, 1996, a Participant may not direct the Trustee to invest his Account in life insurance and annuity contracts.
     12.4 Trustee’s Accounts. The assets of the Trust Fund shall be valued at their fair market value annually by the Trustee as of the last day of each Plan Year, and such other Valuation Dates as may be designated by the Administrator, and the values reported to the Company and the Administrator, together with a statement of receipts and disbursements for the preceding Plan Year and such other information regarding the Trust Fund as the Company may request.

     12.5 Trustee’s Records. The Trustee shall keep and maintain records under the direction of the Administrator which shall accurately disclose at all times the state of the Trust Fund.
     12.6 Trustee’s Liability. The Trustee shall not be responsible for the validity of the Plan or Trust Agreement, nor for the adequacy of the Trust Fund to meet the obligations hereunder, but shall be accountable only for funds paid to it under the Trust Agreement.
     12.7 Trustee’s Compensation and Expenses. The Trustee shall be entitled to reimbursement for its reasonable expenses incurred hereunder. An individual serving as Trustee who is also a full-time Employee of the Company shall not be compensated for his or her services as Trustee, save as his or her compensation as an Employee may be such compensation. Other individuals and any corporation or trust company serving as a Trustee shall be entitled to compensation for its services in such amount as the Company and such Trustee may agree upon from time to time. Such reimbursement or compensation due a Trustee, if not paid by the Company, shall constitute a charge upon the Trust Fund.

ARTICLE 13
AMENDMENT AND TERMINATION
     13.1 Right to Amend or Terminate. The Company reserves the right at any time and from time to time to amend the Plan or the Trust, or terminate the Plan or the Trust, by execution of an appropriate instrument by a duly authorized officer of the Company, which authorization may be extended by ratification as well as by action in advance. The Company shall deliver to the Trustee a copy of any such amendment or a notice of termination executed by an officer thereunto duly authorized. The foregoing notwithstanding, the Company shall have no power to amend or terminate the Plan or the Trust in such manner as would:
     (a) Increase the duties or liabilities of the Trustee without the written consent of the Trustee;
     (b) Cause or permit any of the Trust assets to be diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust;
     (c) Cause any reduction in the amount theretofore credited to any Participant or Beneficiary; or
     (d) Cause or permit any portion of the Trust assets to revert to or become the property of the Company, except as provided in Section 1.2.
     13.2 Permanence of Plan. The Company has established the Plan with the bona fide intention and expectation that the Company will be able to make contributions indefinitely, but the Company is not and shall not be under any obligation or liability whatsoever to maintain the Plan (or the Trust) for any given length of time and may in its sole and absolute discretion terminate the Plan (or the Plan and Trust) or discontinue its contributions hereunder at any time without any liability whatsoever for such termination or discontinuance.
     13.3 Termination of Plan or Plan and Trust. Unless the Plan and Trust be sooner terminated pursuant to (a) or (b) below, the Plan and, if so directed by the Company, the Trust shall terminate upon delivery to the Trustee of a notice of termination executed on behalf of the Company specifying the date as of which the Plan (or the Plan and Trust) shall terminate. The preceding sentence notwithstanding, both the Plan and the Trust shall automatically terminate upon the happening of either of the following events:
     (a) adjudication of the Company as a bankrupt or general assignment by the Company to or for the benefit of creditors; or
     (b) dissolution of the Company.
     In the event of the bankruptcy, liquidation or dissolution of the Company, the Plan shall be deemed terminated.

     13.4 Vesting on Termination or Partial Termination of Plan or Discontinuance of Contributions. The Company shall notify the Trustee in writing if it shall permanently discontinue contributions hereunder. Notwithstanding any other provisions of the Plan, if the Plan is terminated or if the Company shall permanently discontinue contributions hereunder (irrespective of whether the Trust shall be terminated), the interests of all Participants in the Plan and Trust shall become fully vested and nonforfeitable as of the date of such termination or such discontinuance. Upon the partial termination of the Plan with respect to a group of Participants, Former Participants or Beneficiaries, the interests of all such Participants, Former Participants or Beneficiaries in the Plan and Trust shall become fully vested and nonforfeitable as of the date of such partial termination.
     13.5 Successor to Business of Company. Unless the Plan and Trust be sooner terminated, a successor to the business of the Company, by whatever form or manner resulting, may continue the Plan and Trust with respect to the successor entity by executing appropriate supplementary instruments, and such successor shall thereupon succeed to all the rights, powers, and duties of the Company hereunder. The employment of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder if any such supplemental instrument so provides.
     13.6 Liquidation of Trust. In the event of the termination of the Plan or the complete discontinuance of contributions by the Company, or in the event of the partial termination of the Plan with respect to a group of Participants, the Administrator shall direct the Trustee to:
     (a) reduce to cash such part or all of the Trust Fund as the Company may deem appropriate;
     (b) pay the liabilities, if any, of the Trust;
     (c) value the remaining assets of the Trust as of the date of termination, partial termination or discontinuance; and
     (d) allocate any previously unallocated assets and adjust the Account balances as provided in Article 6.
In the event the Trust is also terminated, the Company shall also direct the Trustee to distribute the assets of the Trust in cash or in kind or partly in cash and partly in kind in liquidation to and among the persons having an interest in the Trust in proportion to the amounts standing to the credit of their respective Accounts as of the termination date. If the Trust is not terminated, the Company shall so notify the Trustee and the Trustee shall continue to administer the Trust Fund as provided in this Plan and the Trust Agreement.
     13.7 Merger or Consolidation of Plan. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, the value of the benefits to which each Participant or Beneficiary would become entitled if the resulting or transferee plan were terminated immediately after such merger, consolidation or transfer must equal or exceed the value of the benefits to which such Participant or Beneficiary would have been entitled had the Plan been terminated immediately prior to such merger, consolidation or transfer of assets.

ARTICLE 14
SPENDTHRIFT PROVISION; LOANS
     14.1 Alienation Prohibited. The beneficial interest in the Trust of a Participant or Beneficiary shall not be assignable or subject to attachment or receivership, nor shall it pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of the Participant or Beneficiary; provided, however, that the rule just stated shall not apply in the case of any Qualified Domestic Relations Order, nor to any loan pursuant to Section 14.2 nor, effective for judgments, orders, and decrees issued and settlement agreements entered into on or after August 5, 1997, to any offset of a Participant’s or Beneficiary’s benefits provided under the Plan against an amount that such person is ordered or required to pay the Plan if:
     (a) The order or requirement to pay arises:
     (i) under a judgment of conviction for a crime involving the Plan;
     (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or
     (iii) pursuant to a settlement agreement between the Secretary of Labor and such person in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary or any other person; and
     (b) The judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s or Beneficiary’s benefits provided under the Plan.
     14.2 Loans to Participants. Loans shall only be made to Participants who are Employees of an Affiliated Company. Upon application of a Participant, the Administrator may, but shall in no case be required to, direct the Trustee to make a loan from the Trust, in an amount specified by the Administrator, to such Participant, subject to the following conditions:
     (a) Maximum Principal Amount. The maximum principal balance at any time outstanding on a loan originated, when added to the principal balance of any loan to the Participant then outstanding, shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of the highest outstanding principal balance of loans from the Plan and from all other qualified plans of the Affiliated Companies to the Participant during the period of one year ending on the day preceding the origination of the loan under consideration, over the outstanding principal balance of such loans on the day preceding the origination of the loan under consideration, or (ii) the greater of $10,000 or fifty percent of the account balance in which the Participant is vested.
     (b) Minimum Principal Amount. The minimum principal amount of any loan is $1,000.

     (c) Duration. The repayment period of any loan shall be no less than six months and no more than five years.
     (d) Promissory Note. Each loan shall be evidenced by such documentation as the Administrator shall require.
     (e) Security. Each loan shall be secured by the assignment of fifty percent of the Participant’s vested account balance.
     (f) Repayment Method. A loan to a Participant shall be repaid by substantially level payroll deductions made in every pay period at least quarterly. A loan repayable by payroll deductions may provide for a change in its terms in the event that the borrower ceases to be paid by the Company.
     (g) Interest Rate. The loan shall bear interest at the prime rate most recently published in the Wall Street Journal, plus two percent, or such other rate as determined by the Administrator.
     (h) Plan Accounting. The distribution of the proceeds of a loan shall be charged solely against the Account of the Participant, and all repayments of principal and interest shall be credited solely to the Participant’s Account. The unpaid principal balance of a loan shall be reflected as a receivable for the Participant’s Account. The Participant must pay the administrative expenses incurred by the Trustee and the Administrator in connection with a loan, in the amount of $50 or such other amount as established by the Administrator, and any such expenses not paid directly by the Participant may be charged against his Account.
     (i) Number of Loans Outstanding. A Participant shall have only one loan outstanding at one time, and the Administrator shall not make a loan to a Participant until a period of at least three months has passed from the time any previous loan was retired.
     (j) Death of Borrower. The death of the borrower shall terminate the loan. The unpaid principal and interest due and owing on the date of the borrower’s death shall be offset against the borrower’s Account. No payments shall be permitted after the borrower’s death. The tax consequences of the offset shall be reported to the borrower’s estate and not to the beneficiary of the Account.
     (k) Default. The Administrator shall promptly notify the Trustee of any default in repayment of a loan. The Trustee shall foreclose on the security for a loan in default at the later of the date of the default or the first date on which Article 10 permits a distribution to be made to the Participant. Foreclosure shall consist of the distribution to the borrower of his promissory note. The Administrator and the trustee may take this step without advance notice to the borrower.
     (l) Compliance with USERRA. Loan repayments will be suspended under the Plan as permitted under Section 414(u)(4) of the Code. The provision shall be effective as of the effective date of the Uniformed Services Employment and

Reemployment Rights Act of 1994, as amended from time to time, with respect to the Plan.
     (m) Subject to the foregoing provisions of this Section 14.2, the Administrator shall from time to time establish the terms and conditions on which loans will be made. However, in making its determination with respect to eligibility for loans, the Administrator shall adopt and follow uniform and nondiscriminatory rules so that loans are available to all Participants on a reasonably equivalent basis. The Administrator’s determination in all such matters shall be final and binding.

ARTICLE 15
SPECIAL TAX QUALIFICATION PROVISIONS
     15.1 Affiliated Companies. For all purposes of the Plan except for Section 6.4, “Affiliated Companies” shall mean the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Company, a group of trades or businesses under common control with the Company or an affiliated service group, within the meaning of Section 414(b), Section 414(c), Section 414(m), or Section 414(o) respectively, of the Code. For purposes of the limitation on contributions set forth in Section 6.4, “Affiliated Companies” shall mean the Company and all corporations, partnerships, trades or businesses (whether or not incorporated) which constitute a controlled group of corporations with the Company or a group of trades or businesses under common control with the Company, within the meaning of Section 414(b) or Section 414(c) of the Code, as modified by Section 414(o) and Section 415(h) of the Code, or which constitute an affiliated service group within the meaning of Section 414(m) of the Code.
     In furtherance and not in limitation of the other provisions of the Plan, for each Plan Year in which the Company is one of the Affiliated Companies, all service of an Employee with any one or more of the Affiliated Companies shall be treated as employment by the Company for purposes of determining the Employee’s Hours of Service, eligibility to participate in the Plan, Years of Service and limitations on contributions in Section 6.4. Service of an individual for an employer which becomes an Affiliated Company during his employment shall be treated as employment by the Company from and after the date on which such an employer becomes an Affiliated Company. The transfer of employment by an Employee to another Affiliated Company shall not be a Retirement or other termination of employment for purposes of the Plan; provided, however, that contributions under the Plan relating to any such Employee shall be allocated to his Account only with respect to his Compensation from the Company.
     An Affiliated Company may become a participating company in the Plan and Trust upon the execution of a participation agreement by the Company and the Affiliated Company, in which case the terms and conditions of the Plan relating to contributions and benefits shall apply to such a participating company as though it were the Company, and to its employees as though they were employees of the Company; provided, however, that all powers reserved to the Company in Articles 11, 12 and Section 13.1 of the Plan shall rest exclusively with the Company.
     15.2 Top-Heavy Plan Requirements. Notwithstanding any other provisions of the Plan, the following provisions shall apply to any Plan Year for which the Plan is determined to be a “top-heavy plan” within the meaning of Section 416 of the Code.
     (a) The Plan will be considered a top-heavy plan for the initial Plan Year if as of the last day of such Plan Year, and for any subsequent Plan Year if as of the last day of the preceding Plan Year (the “Determination Date”) (i) the total credit balance of the Accounts of Participants who are “key employees” (as defined in Section 416(i)(1) of the Code) exceeds sixty percent of the total credit balance of the Accounts of all Participants (the “sixty percent test”) or (ii) the Plan is part of a “required aggregation group” (as hereinafter defined) which is top-heavy. However, notwithstanding the results of the sixty percent test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is part of any aggregation group (within the meaning of Section 416(g) of the Code) which is not top-heavy.
     (b) An aggregation group is a group of tax qualified retirement plans maintained by any Affiliated Company or Companies. A required aggregation group includes each such plan in which a key employee participates, and each other plan which enables any plan in which a key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code. A permissive aggregation group includes the required aggregation group plus any other plan or plans which, when considered with the required aggregation group, satisfy the requirements of Section 401(a)(4) and Section 410 of the Code, and which the Administrator has designated as a permissive aggregation group. All plans in any aggregation group must have the same Determination Date. An aggregation group shall be considered top-heavy if, treating all of the plans in the aggregation group as a single plan, the single plan would be top-heavy under the sixty percent test.
     (c) For purposes of determining whether the Plan or any aggregation group is top-heavy under the sixty percent test, the following rules shall apply: (1) the credit balance of the Accounts of Participants shall be increased by the aggregate distributions made with respect to any Participant during the five year period ending on the Determination Date, (2) there shall not be taken into account the Account balance of any Participant who on the Determination Date is not a key employee but who was a key employee in a prior Plan Year, and (3) there shall not be taken into account the Account balance of any individual who has not received within the five years preceding the Determination Date any compensation (other than benefits under the Plan) from any Affiliated Company which has adopted the Plan within the five years preceding the Determination Date.
     (d) Notwithstanding Section 6.2, the Company’s contribution, if any, shall be allocated among the Accounts of Participants in a manner such that the Account (including the Participant’s account in all other qualified retirement plans maintained by Affiliated Companies) of each Participant who is a “non-key employee” (as defined in Section 416(i)(2) of the Code) shall receive an amount equal to at least three percent of the Participant’s Section 415 Compensation for such Plan Year (or, if less, the largest percentage of Section 415 Compensation provided on behalf of any Participant who is a key employee for that Plan Year) or five percent of the non-key employee’s Section 415 Compensation for the Plan Year in the event the non-key employee is a participant in both a defined benefit plan and a defined contribution plan, and such minimum contribution shall be allocated to the Accounts of each Participant for the year other than one who is no longer an Employee on the last day of the year regardless of his or her Hours of Service within the year. All Deferral Contributions shall be taken into account in satisfying the provisions of this subsection (d).
     (e) If (1) the Plan would be considered a top-heavy plan if a “ninety percent test” were utilized under subsection (a) above or (2) if Company contributions (together with any available forfeiture amounts) do not produce an allocation to the Account of each Participant who is a non-key employee equal in value to at least seven and one-half percent of the Participant’s Compensation, then, in calculating the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction in accordance with Section 6.4, the factor “1.0” shall be substituted for “1.25.”
     (f) The minimum benefit requirements of subsections (d) and (e) above shall be reduced or offset, as determined by the Administrator in accordance with applicable regulations of the Treasury Department, to the extent contributions or benefits otherwise meeting the requirements of this Article 15 are accrued for a non-key employee under any one or more other qualified plans maintained by the Affiliated Companies.
     15.3 Modification of Top-Heavy Rules.
     (a) Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section modifies Section 15.2 of the Plan.
(b)	Determination of top-heavy status.

(i)	Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Firm having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the Firm, or a 1-percent owner of the Firm having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(ii)	Determination of present values and amounts. This Section 15.3 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the Determination Date.

(iii)	Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(iv)	Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts for any individual who has not performed services for the employer during the one-year period ending on the Determination Date shall not be taken into account.

(c)	Minimum benefits.

(i)	Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ARTICLE 16
MISCELLANEOUS
     16.1 Rights of Employees. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Company and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Company or to diminish the right of the Company to discharge any Employee at any time, nor shall it be deemed to give the Company the right to require any Employee to remain in its employ or interfere with the Employee’s right to terminate his employment at any time.
     16.2 Obligation of the Company. All benefits payable under the Plan shall be paid or provided for solely from the Trust, and neither the Company nor the Trustee assumes any personal liability or responsibility therefor.
     16.3 Action by the Company. Whenever, under the terms of the Plan, the Company is permitted or required to do or perform any act or thing, it shall be done or performed by an officer thereunto duly authorized by the Company.
     16.4 Construction. The provisions of the Plan shall be construed, administered, and enforced according to the laws of the United States of America insofar as they may be applicable, and otherwise according to the laws of the State of New York. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular, unless the context otherwise requires. In any questions of interpretation or other matter of doubt, the Trustee, Administrator, and the Company may rely upon the legal opinion of counsel for the Company or any other attorney at law designated by the Company.
     16.5 Liability of Company. The only duty of the Company hereunder shall be to use reasonable care in the selection of the Administrator and the Trustee. Subject to its agreement to indemnify the Administrator as provided in Section 11.7 and the Trustee if and to the extent provided in the Trust Agreement, neither the Company nor any person acting on its behalf shall be liable for any act or omission on the part of the Trustee, or for any act performed or the failure to perform any act by any person with respect to the Plan or the Trust.
     16.6 Titles. The titles of the Articles and Sections hereof are included for convenience only and shall not be construed as part of the Plan or in any respect affecting or modifying its provisions. Such words as “herein,” “hereinafter,” “hereof”, and “hereunder” refer to this instrument as a whole and not merely to the subdivision in which said words appear.
     16.7 Counterparts. The Plan may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.
     16.8 Expenses. All expenses incurred in establishing and operating the Plan, including, without limiting the generality of the foregoing, legal fees, brokerage commissions, administrative expenses, Trustee’s expenses, and the like, may be paid by the Company, but if not so paid shall be paid by the Trustee from the Trust Fund.

ARTICLE 17
EFFECTIVE DATES
     The provisions of this restated and amended Plan are generally effective as of January 1, 1997, but any provision of this Plan that specifies a different effective date shall be effective as of the specified date. Any event occurring before the effective date of the provision of this Plan addressing such events shall be governed by the relevant provision of the relevant Plan as in effect on the happening of the event in question.
* * * * * *
     IN WITNESS WHEREOF, ING [U.S.] Financial Services Corporation has caused this instrument, including Schedules A and B hereto, to be duly executed in its name and behalf.

ING [U.S.]FINANCIAL SERVICES CORPORATION

By:

Date: February 2002

SCHEDULE A
FORMER PARTICIPANTS IN THE ING [U.S.] SECURITIES,
FUTURES & OPTIONS, INC. PROFIT SHARING 401(k) PLAN AND THE BBL PLAN
     In accordance with Section 411(d)(6) of the Code and the regulations thereunder, a Participant or Beneficiary who was formerly a Participant or the spouse of a Participant in the Securities Plan on December 31, 1996 or in the BBL Plan on December 31, 1995, shall be entitled to a distribution and shall be entitled to elect to receive a distribution of his or her Securities Plan Benefit Account or BBL Plan Account in the following form in addition to any optional forms of benefit available under the Plan:
     (a) Purchase from an insurance company of a nontransferable life annuity contract or joint life and last survivor annuity contract and, in the case of a BBL Plan Account, a contingent annuity or a single life annuity contract with 5, 10 or 15 years guaranteed.
     A Participant who elects to have his Securities Plan Benefit Account or BBL Plan Account distributed in the form of a life annuity or joint and last survivor annuity, and who is married on the Annuity Starting Date, shall receive benefits in the form of a Qualified Joint and Survivor Annuity unless he and his spouse make a Qualified Election of another form of benefit:
     (1) Qualified Election means a waiver of a Qualified Joint and Survivor Annuity. Any such waiver shall not be effective unless: (i) the Participant’s spouse consents in writing to the waiver; (ii) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse’s consent expressly permits designations by the Participant without any further spousal consent); (iii) the spouse’s consent acknowledges the effect of the waiver; and (iv) the spouse’s consent is witnessed by a Plan representative or notary public. Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment which may not be changed without spousal consent (unless the spouse’s consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section (a)(4).
     (2) Qualified Joint and Survivor Annuity means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse which is at least fifty percent (e.g., 66 2/3%, 75%, 100%, etc.) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Securities Plan Benefit Account.
     (3) Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity (or any other form).
     (4) Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, no less than thirty days and no more than ninety days before a Participant’s Annuity Starting Date the Administrator shall provide to him a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of the Participant’s spouse and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.
     (b) A distribution to which Sections 401(a)(11) and 417 of the Code do not apply may commence less than thirty days after the notice required under Income Tax Regulations Section 1.411(a)-11(c) is given, provided the Administrator informs the distributee that he has a right to a period of at least thirty days after receiving the notice to consider whether or not to elect a distribution and, if so, what form of distribution, and the distributee thereafter affirmatively elects a distribution.
     (c) A distribution to which Sections 401(a)(11) and 417 of the Code do apply may commence less than thirty days after the notices required under Sections 402(f), 411(a)(11) and 417(a)(3) of the Code are given provided that: (i) the Administrator informs the distributee that he has a right to a period of at least thirty days after receiving the notices to consider whether or not to elect a distribution, and if applicable, the form of distribution option; (ii) the distributee thereafter affirmatively elects a distribution; (iii) the distributee is permitted to revoke an affirmative distribution election at any time prior to the expiration of the seven day period that begins on the day after the notices are provided to the distributee; and (iv) the distribution in fact does not commence before the expiration of such period.
     (d) In any case in which a Participant’s consent to a distribution is required, the failure to provide consent shall be treated as an election to defer distributions until such time as distributions are required pursuant to Section 10.2 of this Plan.

     (e) All annuity contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of this Plan.
     (f) Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Schedule A shall not apply if a participant has, prior to January 1, 1984, made a written designation to have his retirement benefit paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.
     (g) Unless otherwise elected as provided below, a Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have the Qualified Pre-Retirement Survivor Annuity (“QPSA”) paid to his surviving spouse. The Participant’s spouse may direct that payment of the QPSA commence within a reasonable period after the Participant’s death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date.
     (1) Any election to waive the QPSA before the Participant’s death must be made by the Participant in writing during the election period and shall require the spouse’s irrevocable consent in the same manner provided for in Section (a)(1). Further, the spouse’s consent must acknowledge the specific non-spouse Beneficiary. Notwithstanding the foregoing, the non-spouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.
     (2) The election period to waive the QPSA shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant’s death. An earlier waiver (with spousal consent) may be made provided a written explanation of the QPSA is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age 35. In the event a vested participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.
     (3) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the QPSA containing comparable information to that required pursuant to Section (a)(3). For the purposes of this paragraph, the term “applicable period” means, with respect to a Participant, whichever of the following periods ends last:
     (i) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

     (ii) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;
     (iii) A reasonable period ending after the Plan no longer fully subsidizes the cost of the QPSA with respect to the Participant;
     (iv) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or
     (v) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation beginning one year before the separation from service and ending one year after separation.
     (4) In the event there is an election to waive the QPSA, and for death benefits in excess of QPSA, such death benefits shall be paid to the Participant’s Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant’s death by his Beneficiary):
     (i) One lump-sum payment in cash or in property;
     (ii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to reduce the period over which such periodic installments shall be made, and the cash amount of such periodic installments shall be adjusted accordingly.
     (iii) If death benefits in excess of the QPSA are to be paid to the surviving spouse, such benefits may be paid pursuant to (i) or (ii) above, or used to purchase an annuity contract or annuity settlement option so as to increase the payments made pursuant to the QPSA.
     (5) In the event the death benefit is payable in installments, then, upon the death of the Participant, the Administrator may direct that the death benefit be segregated and applied to the purchase of an annuity or invested separately in a segregated account, and that the funds accumulated in the annuity segregated account be used for the payment of the installments.

SCHEDULE B
MERGER WITH PROFIT-SHARING PLAN OF FURMAN SELZ LLC
     1. Authorization of Transfer. Pre-Tax Contribution Accounts and Rollover Contribution Accounts maintained in the Profit-Sharing Plan of Furman Selz LLC (the “Furman Selz Plan”) shall be merged into the Plan as of January 4, 1999. All Profit-Sharing Contribution Accounts of the Furman Selz Plan shall be merged into the Plan as of July 1, 1999. These mergers shall be treated as transfers for purposes of Section 4.6, and except as set forth in this Schedule B, the terms of the Plan shall supersede the terms of the Furman Selz Plan with respect to all events occurring after January 4, 1999 with respect to Pre-Tax Contribution Accounts and Rollover Accounts and occurring after July 1, 1999 with respect to Profit-Sharing Contribution Accounts.
     2. Furman Selz Accounts. The assets transferred shall be maintained in a Furman Selz Plan Pre-Tax Contribution Account, the Furman Selz Plan Rollover Account and a Furman Selz Plan Profit-Sharing Contribution Account, as the case may be. Each such account shall be maintained on the books of the Plan for as long as the Administrator determines to be appropriate. Each account will reflect the amount transferred to the Plan as well as any income, expenses, gains or losses attributable thereto and any withdrawals or distributions therefrom.
     3. Vesting. The vested portion of a Participant’s Profit-Sharing Contribution Account shall be the percentage shown in the vesting schedule set forth below (and not in the vesting schedule set forth in Section 9.2), as determined in accordance with the Years of Service rules set forth in Sections 3.8 and 9.3 of the Plan:

Years of Service	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%
     4. Retirement. In the case of a Participant employed by ING Baring Furman Selz LLC prior to January 1, 1999, including an individual originally hired prior to January 1, 1999 who is rehired on or after January 1, 1999, the Normal Retirement Age shall be age 65.
     5. Distributions. The following provisions shall apply to any distribution from any Furman Selz Plan Pre-Tax Contribution Account, Furman Selz Plan Profit-Sharing Contribution Account or Furman Selz Plan Rollover Account and to any distribution of assets transferred and any income, expenses, gains and losses attributable thereto and any withdrawals and distributions therefrom.
     A Participant or Beneficiary entitled to a distribution of assets transferred from the Furman Selz Plan shall be entitled to elect to receive a distribution of assets transferred from the

Furman Selz Plan in any of the following forms, in addition to any optional forms of benefit available under the Plan:
     (a) Series of substantially equal annual payments over a period not exceeding the life expectancy of the Participant or Beneficiary or (if the Participant is the initial recipient) the joint and last survivor life expectancy of the Participant and his Beneficiary, (with a right in each case to elect as of any anniversary of the commencement of such payments to receive as a single lump sum the remaining unpaid amount) and determined in each case as of the earlier of (i) the end of the Plan Year in which occurs the event entitling the Participant or Beneficiary to a distribution of benefits or (ii) the date installments commence; or
     (b) Purchase from an insurance company of a nontransferrable life annuity contract or joint life and last survivor annuity contract, provided, however, that this option shall be available to a Beneficiary only if the Beneficiary is the deceased Participant’s spouse and only with respect to the purchase of a single life annuity contract with 50% of the Furman Selz Account Balance (as defined below).
     A Participant who elects to have Retirement benefits distributed in the form of a life annuity or joint life and last survivor annuity pursuant to clause (b), and who is married on the Annuity Starting Date, shall receive benefits in the form of a Qualified Joint and Survivor Annuity unless he and his spouse make a Qualified Election of another form of benefit.
     (1) Qualified Election means a waiver of a Qualified Joint and Survivor Annuity. Any such waiver shall not be effective unless: (i) the Participant’s spouse consents in writing to the waiver; (ii) the waiver designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse’s consent expressly permits designations by the Participant without any further spousal consent); (iii) the spouse’s consent acknowledges the effect of the waiver; and (iv) the spouse’s consent is witnessed by a Plan representative or notary public. Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the waiver designates a form of benefit payment which may not be changed without spousal consent (unless the spouse’s consent expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of the Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent by a spouse obtained under these provisions (and any establishment that the consent of a spouse may not be obtained) shall be effective only with respect to the particular spouse involved. A consent that permits designations by the Participant without any requirement of further consent by the spouse must acknowledge that the spouse has the right to limit the consent to a specific Beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of those rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section (b)(5).
     (2) Qualified Joint and Survivor Annuity means an immediate annuity for the life of a Participant, with a survivor annuity for the life of the spouse which is fifty percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of benefit that can be purchased with the Participant’s Furman Selz Account Balance.
     (3) Annuity Starting Date means the first day of the first period for which an amount is paid as an annuity (or any other form).
     (4) Furman Selz Account Balance means the aggregate value of the Participant’s Furman Selz Pre-Tax Contribution Account, Furman Selz Plan Profit-Sharing Contribution Account, and Furman Selz Rollover Account balances.
     (5) Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, no less than thirty days and no more than ninety days before a Participant’s Annuity Starting Date the Administrator shall provide to him a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of the Participant’s spouse and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.
     (c) A distribution to which Sections 401(a)(11) and 417 of the Code do not apply may commence less than thirty days after the notice required under Income Tax Regulations Section 1.411(a)-11(c) is given, provided the Administrator informs the distributee that he has a right to a period of at least thirty days after receiving the notice to consider whether or not to elect a distribution and, if so, what form of distribution, and the distributee thereafter affirmatively elects a distribution.
     (d) A distribution to which Sections 401(a)(11) and 417 of the Code do apply may commence less than thirty days after the notices required under Sections 402(f), 411(a)(11) and 417(a)(3) of the Code are given provided that: (i) the Administrator informs the distributee that he has a right to a period of at least thirty days after receiving the notices to consider whether or not to elect a distribution, and if applicable, the form of distribution option; (ii) the distributee thereafter affirmatively elects a distribution; (iii) the distributee is permitted to revoke an affirmative distribution election at any time prior to the expiration of the seven day period that begins on the day after the notices are provided to the distributee; and (iv) the distribution in fact does not commence before the expiration of such period.

     (e) In any case in which a Participant’s consent to a distribution is required, the failure to provide consent shall be treated as an election to defer distributions until such time as distributions are required pursuant to Section 10.2 of this Plan.
     The provisions of this Section 3 of Schedule B are intended to preserve for Participants and Beneficiaries entitled to distributions of Furman Selz Plan assets all of the optional forms of benefit available to such Participants, and shall be construed and applied in a manner consistent with such intention.
     6. Limitations on Rights. The provisions of this Schedule B shall apply only with respect to assets transferred from the Furman Selz Plan, together with earnings thereon, and shall in no event be considered to give any person any legal or equitable right with respect to assets of the Plan other than those transferred from the Furman Selz Plan to this Plan pursuant to this Schedule B.

ING [U.S.] FINANCIAL HOLDINGS CORPORATION
401(k) SAVINGS PLAN

2001 Restatement

ING [U.S.] FINANCIAL HOLDINGS CORPORATION
401(k)SAVINGS PLAN

2001 Restatement

(continued)

- ii -

(continued)

- iii -

(continued)

- iv -

(continued)

- v -

ING FINANCIAL SERVICES LLC
401(k) SAVINGS PLAN

FIRST AMENDMENT
2002

     ING Financial Services LLC, having reserved the power to amend the ING [U.S.] Financial Holdings Corporation 401(k) Savings Plan (the “Plan”) in Section 13.1 of the Plan, hereby amends the Plan as set forth below:
* * * * *
     1. Effective January 1, 2002, the name “ING Furman Selz LLC” in Section 2.12 shall be “ING Investment Management LLC.”
* * * * *
     2. Effective December 1, 2002, the bracketed letters “[U.S.]” shall be removed wherever they appear in the Plan, including the Plan’s name, the first paragraph of page one of the Plan, Section 1.1, Section 2.12 and Section 2.35, and the reference in Section 2.12 to ING [U.S.] Securities, Futures & Options Incorporated shall be deleted.
* * * * *
     3. Effective January 1, 2003, the Plan’s name shall be changed to “ING Financial Services LLC 401(k) Savings Plan.”
* * * * *
     4. Effective January 1, 2003, Aeltus Investment Management, Inc. shall cease to be a participating employer and the reference to it in Section 2.12 of the Plan shall be deleted.
* * * * *
     5. Section 10.2 of the Plan shall be amended by adding the following Section 10.2A to the end thereof:
     10.2A Additional Minimum Distribution Rules.
(a)	General Rules.
(i)	Effective Date. The provisions of this Section 10.2A will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(iii)	Requirements of Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the regulations under Section 401(a)(9) of the Code.
(b)	Time and Manner of Distribution.
(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(A)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.2A(b), other than Section 10.2A(b)(i), will apply as if the surviving spouse were the Participant.
For purposes of this Section 10.2A(b) and Section 10.2A(d), unless Section 10.2A(b)(ii)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 10.2A(b)(ii)(D)

applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 10.2A(b)(ii)(A).
(iii)	Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 10.2A(c) and 10.2A(d).
(c)	Required Minimum Distributions During Participant’s Lifetime.
(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(A)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)	if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. § 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.
(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 10.2A(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
(d)	Required Minimum Distributions After Participant’s Death.
(i)	Death On or After Date Distributions Begin.
(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the

Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(1)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)	If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)	Death Before Date Distributions Begin.
(A)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 10.2A(d)(i).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.2A(b)(ii)(A), this Section 10.2A(d) will apply as if the surviving spouse were the Participant.
(e)	Definitions.
(i)	Designated beneficiary. The individual who is designated as the beneficiary under Article 8.2 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Treas. Reg. § 1.401(a)(9)-1, Q&A-4.

(ii)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 10.2A(b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. § 1.401(a)(9)-9.

(iv)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)	Required beginning date. The date specified in Section 10.2 of the Plan.
* * * * *
     6. Further Amendments. Except as hereinabove specifically amended, all provisions of the Plan shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.
* * * * *
     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed in its name and on its behalf and its corporate seal to be affixed hereto by its officer thereunto duly authorized, as of the 31st day of December, 2002.

ING FINANCIAL SERVICES LLC
By:	/s/ James M. Beach
	Name:	James M. Beach
	Title:	Director, Human Resources & Plan Administrator

ING FINANCIAL SERVICES LLC
401(k) SAVINGS PLAN

SECOND AMENDMENT
2003

     ING Financial Services LLC (the “Company”), having reserved the power to amend the ING Financial Services LLC 401(k) Savings Plan (the “Plan”) in Section 13.1 of the Plan, hereby amends the Plan as set forth below:
* * * * *
     1. Effective January 1, 2004, Section 3.1 of the Plan shall be amended by deleting the phrase in the second sentence thereof “following the date which is six consecutive months.”
* * * * *
     2. Paragraph 1. of the First Amendment 2002 (changing the name of ING Furman Selz LLC) is hereby revoked retroactively, having been unnecessary.
* * * * *
     3. The following is added at the end of Section 5 of Schedule B:
     Effective October 1, 2003, distributions shall be available only in a lump sum and in substantially equal installments over five or ten years, provided, however, that the above provisions of this Schedule B and all other provisions of this Plan relating thereto, shall remain in effect with respect to a Participant who reached his or her annuity starting date, or who commenced distributions, prior to the date determined by the Administrator to be ninety days after the distribution of a summary plan description or summary of material modifications describing the change made by this paragraph.
* * * * *
     4. Effective January 1, 2004, Section 2.12 shall be amended to read in its entirety as follows:
     “Company” means ING Financial Services LLC.
* * * * *

     5. Further Amendments. Except as hereinabove specifically amended, all provisions of the Plan shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.
* * * * *
     IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed in its name and on its behalf by its officer thereunto duly authorized, this 31st day of December, 2004.

ING FINANCIAL SERVICES LLC
By:	/s/ Karen Morse
	Name:	Karen Morse
	Title:	Vice President, Employee Benefits

ING FINANCIAL SERVICES LLC
401(k) SAVINGS PLAN

THIRD AMENDMENT
2004

     ING Financial Services LLC, having reserved the power to amend the ING [U.S.] Financial Holdings Corporation 401(k) Savings Plan (the “Plan”) in Section 13.1 of the Plan, hereby amends the Plan as set forth below:
* * * * *
     1. Effective January 1, 2005, Section 14.2(c) is hereby deleted in its entirety and replaced with the following:
     (c) Duration. The repayment period of any loan shall be no less than six months and no more than five years. Notwithstanding the foregoing, in the event a loan is approved for the purchase of the Participant’s principal residence, the maximum repayment period shall be ten years.
* * * * *
     2. Effective January 1, 2005, Section 14.2(i) is hereby deleted in its entirety and replaced with the following:
     (i) Number of Loans Outstanding. A Participant shall have no more than two loans outstanding at one time.
* * * * *
     IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed in its name and on its behalf and its corporate seal to be affixed hereto by its officer thereunto duly authorized, as of the 31st day of December, 2004.

ING FINANCIAL SERVICES LLC
By:	/s/ Karen Morse
	Name:	Karen Morse
	Title:	Vice President, Employee Benefits

ING FINANCIAL SERVICES LLC
401(k) SAVINGS PLAN

FOURTH AMENDMENT
2005

     ING Financial Services LLC, having reserved the power to amend the ING Financial Services LLC 401(k) Savings Plan (the “Plan”) in Section 13.1 of the Plan, hereby amends the Plan as set forth below:
* * * * *
     1. Effective January 1, 2005, The last sentence of Section 6.8 is hereby deleted in its entirety and replaced with the following:
     “As of the end of the Plan Year in which the Forfeiture Account is forfeited in accordance with Section 9.4, and after the adjustments described in Section 6.6, the amount credited to a Forfeiture Account may be used as follows:
(a)	to pay administrative expenses,

(b)	to restore contributions of returning Participants,

(c)	to make any positive adjustment of contributions and earnings thereon determined by the Plan Administrator to be appropriate with respect to a Participant’s Account, including without limitation, an adjustment pursuant to Section 3.7, or

(d)	to reduce, but not below zero, the Company contributions described in Section 5.2.”
* * * * *
     2. Effective March 28, 2005, Section 10.1(a) is hereby deleted in its entirety and replaced with the following:
     “(a) As of the Valuation Date next preceding the distribution, the value of the Participant’s Account did not exceed $1,000; or”
* * * * *

     3. Effective March 28, 2005, the following paragraph is hereby added to Section 10.1:
     “Notwithstanding any provisions of the Plan to the contrary, if the value of the Participant’s Account does not exceed $5,000, distribution shall be made automatically in a lump sum.”
* * * * *
     IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed in its name and on its behalf and its corporate seal to be affixed hereto by its officer thereunto duly authorized, as of the 15th day of April, 2005.

ING FINANCIAL SERVICES LLC
By:	/s/ Karen Morse
	Name:	Karen Morse
	Title:	Director, Employee Benefits

FIFTH AMENDMENT
TO THE
ING FINANCIAL SERVICES LLC
401(K) SAVINGS PLAN
FOR THE
FINAL 401(k)/401(m) REGULATIONS AMENDMENT
ARTICLE I
PREAMBLE
1.1	Adoption and effective date of amendment. This Amendment to the Plan is adopted to reflect certain provisions of the Final Regulations under Code Sections 401(k) and 401(m) that were published on December 29, 2004 (hereinafter referred to as the “Final 401(k) Regulations”). This Amendment is intended as good faith compliance with the requirements of these provisions. This Amendment shall be effective with respect to Plan Years beginning after December 31, 2005.

1.2	Supersession of inconsistent provisions. This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3	Application of provisions. Certain provisions of this Amendment relate to elective deferrals of a 401(k) plan; if the Plan to which this Amendment relates is not a 401(k) plan, then those provisions of this Amendment do not apply. Certain provisions of this Amendment relate to matching contributions and /or after-tax employee contributions subject to Code Section 401(m); if the Plan to which this Amendment relates is not subject to Code Section 401(m), then those provisions of this Amendment do not apply.
ARTICLE II
GENERAL RULES
2.1	Deferral elections. A cash or deferred arrangement (“CODA”) is an arrangement under which eligible Employees may make elective deferral elections. Such elections cannot relate to compensation that is currently available prior to the adoption or effective date of the CODA. In addition, except for occasional, bona fide administrative considerations, contributions made pursuant to such an election cannot precede the earlier of (1) the performance of services relating to the contribution and (2) when the compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer.

2.2	Vesting provisions. Elective Contributions are always fully vested and nonforfeitable. The Plan shall disregard Elective Contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code Section 411(a)(2). However, the Plan shall otherwise take a participant’s Elective Contributions into account in determining the Participant’s vested benefits under the Plan. Thus, for example, the Plan shall take Elective Contributions into account in determining whether a Participant has a nonforfeitable right to contributions under the Plan for purposes of forfeitures, and for applying provisions permitting the repayment of distributions to have forfeited amounts restored, and the provisions of Code Sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) permitting a plan to disregard certain service completed prior to breaks-in-service (sometimes referred to as “the rule of parity”).

1

ARTICLE III
HARDSHIP DISTRIBUTIONS
3.1	Applicability. The provisions of this Article III apply if the Plan provides for hardship distributions upon satisfaction of the deemed immediate and heavy financial need standards set forth in Regulation Section 1.401(k)-1(d)(2)(iv)(A) as in effect prior to the issuance of the Final 401(k) Regulations.

3.2	Hardship events. A distribution under the Plan is hereby deemed to be on account of an immediate and heavy financial need of an Employee if the distribution is for one of the following or any other item permitted under Regulation Section 1.401(k)-1(d)(3)(iii)(B):
(a)	Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b)	Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(c)	Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Employee, the Employee’s spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(d)	Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;

(e)	Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B)); or

(f)	Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
3.3	Reduction of Code Section 402(g) limit following hardship distribution. If the Plan provides for hardship distributions upon satisfaction of the safe harbor standards set forth in Regulation Sections 1.401(k)-1(d)(3)(iii)(B) (deemed immediate and heavy financial need) and 1.401(k)-1(d)(3)(iv)(E) (deemed necessary to satisfy immediate need), then there shall be no reduction in the maximum amount of elective deferrals that a Participant may make pursuant to Code Section 402(g) solely because of a hardship distribution made by this Plan or any other plan of the Employer.
ARTICLE IV
ACTUAL DEFERRAL PERCENTAGE (ADP) TEST
4.1	Targeted contribution limit. Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account in determining the Actual Deferral

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Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (ACP) test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” under this Section). For purposes of this Section:
(a)	The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(b)	The “applicable contribution rate” for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401(k)-6) taken into account in determining the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Code Section 414(s) compensation for the same period.
Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth in Section 6.1.

4.2	Limitation on QNECs and QMACs. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1.401(m)-3, or 1.401(k)-4. Thus, for example, matching contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

4.3	ADR of HCE if multiple plans. The Actual Deferral Ratio (ADR) of any Participant who is a Highly Compensated Employee (HCE) for the Plan Year and who is eligible to have Elective Contributions (as defined in Regulation Section 1.401(k)-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same Employer, shall be determined as if such Elective

3

Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If an HCE participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this Amendment, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(k).
4.4	Plans using different testing methods for the ADP and ACP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:
(a)	The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(b)	The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(c)	The rules of Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).
ARTICLE V
ADJUSTMENT TO ADP TEST
5.1	Distribution of Income attributable to Excess Contributions. Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:
(a)	Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

(b)	Alternative method of allocating income. The Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

4

(1)	Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(2)	Any additional amount of such contributions made for the Plan Year.
(c)	Safe harbor method of allocating gap period income. The Administrator may use the safe harbor method in this paragraph to determine income on Excess Contributions for the gap period. Under this safe harbor method, income on Excess Contributions for the gap period is equal to ten percent (10%) of the income allocable to Excess Contributions for the Plan Year that would be determined under paragraph (b) above, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the fifteenth (15th) day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(d)	Alternative method for allocating Plan Year and gap period income. The Administrator may determine the income for the aggregate of the Plan Year and the gap period, by applying the alternative method provided by paragraph (b) above to this aggregate period. This is accomplished by (1) substituting the income for the Plan Year and the gap period, for the income for the Plan Year, and (2) substituting the amounts taken into account under the ADP test for the Plan Year and the gap period, for the amounts taken into account under the ADP test for the Plan Year in determining the fraction that is multiplied by that income.
5.2	Corrective contributions. If a failed ADP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Section 4.1 of this Amendment, or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution limit of Section 6.1 of this Amendment.
ARTICLE VI
ACTUAL CONTRIBUTION PERCENTAGE (ACP) TEST
6.1	Targeted matching contribution limit. A matching contribution with respect to an Elective Contribution for a Plan Year is not taken into account under the Actual Contribution Percentage (ACP) test for an NHCE to the extent it exceeds the greatest of:
(a)	five percent (5%) of the NHCE’s Code Section 414(s) compensation for the Plan Year;

(b)	the NHCE’s Elective Contributions for the Plan Year; and

(c)	the product of two (2) times the Plan’s “representative matching rate” and the NHCE’s Elective Contributions for the Plan Year.
For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible NHCE among a group of NHCEs that consists of half of

5

all eligible NHCEs in the Plan for the Plan Year who make Elective Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Contributions for the Plan Year).
For purposes of this Section, the “matching rate” for an Employee generally is the matching contributions made for such Employee divided by the Employee’s Elective Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that an Employee’s Elective Contributions are equal to six percent (6%) of Code Section 414(s) compensation.

6.2	Targeted QNEC limit. Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account under the Actual Contribution Percentage (ACP) test for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Deferral Percentage (ADP) test under Regulation Section 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” for purposes of subsection (a) below). For purposes of this Section:
(a)	The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(b)	The “applicable contribution rate” for an eligible NHCE is the sum of the matching contributions (as defined in Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the ACR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for that NHCE for the Plan Year, divided by that NHCE’s Code Section 414(s) compensation for the Plan Year.
Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code Section 414(s) compensation.

6.3	ACR of HCE if multiple plans. The Actual Contribution Ratio (ACR) for any Participant who is a Highly Compensated Employee (HCE) and who is eligible to have matching contributions or after-tax Employee contributions allocated to his or her account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If an HCE participates in two (2) or more such plans or arrangements that have different plan years, then all matching contributions and after-tax Employee contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. For plan years beginning before the

6

effective date of this Amendment, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401(m).
6.4	Plans using different testing methods for the ACP and ADP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ACP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ADP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:
(a)	The recharacterization method of Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(b)	The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(c)	The rules of Regulation Section 1.401(k)-2(a)(6) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).
ARTICLE VII
ADJUSTMENT TO ACP TEST
7.1	Distribution of Income attributable to Excess Aggregate Contributions. Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). For the purpose of this Section, “income” shall be determined and allocated in accordance with the provisions of Section 5.1 of this Amendment, except that such Section shall be applied by substituting “Excess Contributions” with “Excess Aggregate Contributions” and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test.

7.2	Corrective contributions. If a failed ACP test is to be corrected by making an Employer contribution, then the provisions of the Plan for the corrective contributions shall be applied by limiting the contribution made on behalf of any NHCE pursuant to such provisions to an amount that does not exceed the targeted contribution limits of Sections 6.1 and 6.2 of this Amendment.
     IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed in its name and on its behalf and its corporate seal to be affixed hereto by its officer thereunto duly authorized, as of the 15th day of March, 2006.

ING FINANCIAL SERVICES LLC
By:	/s/ Karen Morse
	Name:	Karen Morse
	Title:	Director, Employee Benefits

7

Final 401(k) Amendment
ING Financial Services, LLC
EIN: 13-2946164
Plan Number: 002
SUMMARY OF MATERIAL MODIFICATION TO THE
ING FINANCIAL SERVICES LLC
401(k) SAVINGS PLAN
SUMMARY PLAN DESCRIPTION
(1)	General. This is a Summary of Material Modifications regarding the ING Financial Services LLC 401(k) Savings Plan (“Plan”). This Summary of Material Modifications supplements the Summary Plan Description (“SPD”) previously provided to you. You should retain this document with your copy of the SPD.

(2)	Summary Description of Modification. Below is a summary of the modification made to our Plan.

Hardship Distributions

The IRS issued regulations regarding the events that can qualify for a hardship distribution from our Plan. The list of permissible events now includes the following (the last two are the new events under the regulations):
•	Expenses for medical care (described in Section 213(d) of the Internal Revenue Code) previously incurred by you, your spouse or your dependent or necessary for you, your spouse or your dependent to obtain medical care;

•	Costs directly related to the purchase of your principal residence (excluding mortgage payments);

•	Tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for yourself, your spouse or dependent;

•	Amounts necessary to prevent your eviction from your principal residence or foreclosure on the mortgage of your principal residence;

1

Final 401(k) Amendment
•	Payments for burial or funeral expenses for your deceased parent, spouse, children or other dependents; or

•	Expenses for the repair of damage to your principal residence that would qualify for the casualty deduction under the Internal Revenue Code.

2

SIXTH AMENDMENT
TO THE
ING FINANCIAL SERVICES LLC
401(k) SAVINGS PLAN
ROTH ELECTIVE DEFERRALS
SECTION 1
PREAMBLE
1.1	Adoption and effective date. This Amendment to the ING Financial Services LLC 401(k) Savings Plan is adopted to reflect Code Section 402A, as enacted by the Economic Growth and Tax Relief Reconciliation Act of 2001. It is intended as good faith compliance with the requirements of Code Section 402A. This Article shall be effective as of January 1, 2008.

1.2	Supersession of inconsistent provisions. The provisions of this Article shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article.

1.3	As of the effective, date the Plan will accept Roth Elective Deferrals made on behalf of Participants. A Participant’s Roth Elective Deferrals will be allocated to a separate Account maintained for such deferrals as described in Section 2, hereinafter called the Roth Elective Deferral Account.

1.4	Unless specifically stated otherwise, Roth Elective Deferrals will be treated as Elective Deferral Contributions for all purposes under the Plan.
SECTION 2
SEPARATE ACCOUNTING
2.1	Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account for each Participant.

2.2	The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant’s Roth Elective Deferral Account.

2.3	Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and the Participant’s other Accounts under the Plan.

2.4	No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account.
SECTION 3
DIRECT ROLLOVERS
3.1	Notwithstanding any provisions of the Plan to the contrary, a direct rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in

1

Code Section 402A(e)(1) or a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

3.2	Notwithstanding any provisions of the Plan to the contrary, the Plan will accept a rollover contribution to a Roth Elective Deferral Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

3.3	The Plan will not provide for a direct rollover for distributions from a Participant’s Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Elective Deferral Account is not taken into account in determining whether distributions from a Participant’s other Accounts are reasonable expected to total less than $200 during a year. However, eligible rollover distributions from a Participant’s Roth Elective Deferral Account are taken into account in determining whether the total amount of the Participant’s Account balance under the Plan exceeds $1,000 for purposes of Section 10.1.

3.4	The provisions of the Plan that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 is applied by treating any amount distributed from the Participant’s Roth Elective Deferral Account as a separate distribution from any amount distributed from the Participant’s other Accounts in the Plan, even if the amounts are distributed at the same time.
SECTION 4
CORRECTION OF EXCESS CONTRIBUTIONS
4.1	In the case of a distribution of excess contributions in accordance with Section 4.01, a Highly Compensated Employee may designate the extent to which the excess amount is composed of before tax Elective Deferral Contributions and Roth Elective Deferrals but only to the extent such types of deferrals were made for the year.

4.2	If the Highly Compensated Employee does not designate which type of elective deferrals are to be distributed, the Plan will distribute before tax Elective Deferral Contributions first.
SECTION 5
DEFINITION
5.1	Roth Elective Deferrals

A Roth Elective Deferral is an elective deferral that is
(a)	designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the before tax Elective Deferral Contribution the Participant is otherwise eligible to make under the terms of the Plan; and

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(b)	treated by the Company as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.
     IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to be executed in its name and on its behalf and its corporate seal to be affixed hereto by its officer thereunto duly authorized, as of the 31st day of December, 2007.

ING FINANCIAL SERVICES LLC
By:	/s/ Karen Morse
	Name:	Karen Morse
	Title:	Director, Employee Benefits

3

ING FINANCIAL SERVICES LLC
401(k) SAVINGS PLAN

SEVENTH AMENDMENT
2008

     ING Financial Services LLC, having reserved the power to amend the ING Financial Services LLC 401(k) Savings Plan (the “Plan”) in Section 13.1 of the Plan, hereby amends the Plan as set forth below:
* * * * *
     Effective as of March 1, 2008, the following sentence is hereby added to Section 9.2:
     “Notwithstanding any provisions of the Plan to the contrary, any Participant who was terminated as a result of the closing of the Private Wealth Management Group shall vest in his Company Contributions Account 25% if he has less than one Year of Service and 100% after he has been credited with one Year of Service.”
* * * * *
     IN WITNESS WHEREOF, the Company has caused this Seventh Amendment to be executed in its name and on its behalf and its corporate seal to be affixed hereto by its officer thereunto duly authorized, as of the 1 day of May  , 2008.

ING FINANCIAL SERVICES LLC
By:	/s/ Karen Morse
	Name:	Karen Morse
	Title:	Director; Employee Benefits

ING FINANCIAL SERVICES LLC
401(k) SAVINGS PLAN

EIGHTH AMENDMENT
2009

     ING Financial Services LLC (the “Company”), having reserved the power to amend the ING Financial Services LLC 401(k) Savings Plan (the “Plan”) in Section 13.1 of the Plan, hereby amends the Plan as set forth below.
* * * * *
     1. Section 415 Compensation Amendment. Section 2.14 of the Plan shall be amended by adding the following new paragraph at the end thereof:
     Effective January 1, 2008, and solely for purposes of defining compensation within the meaning of Section 415(c) of the Code (i) Compensation for purposes of Sections 2.28, 4.3, and 6.3, “415 safe harbor compensation” for purposes of Section 6.4, Section 415 Compensation for purposes of Section 15.2, and “compensation” for purposes of Section 15.3 shall include regular compensation for services during an Employee’s regular working hours or compensation for services outside regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments if the payment would have been paid prior to severance had the individual continued in employment and if the payment is made no later than the later of 2 1/2 months after severance or the end of the limitation year that includes the date of severance, and (ii) “415 safe harbor compensation” for purposes of Section 6.4, Section 415 Compensation for purposes of Section 15.2, and “compensation” for purposes of Section 15.3 shall not exceed $230,000 (for 2008), or such other amount as may apply under Section 401(a)(17) of the Code, in each case, as adjusted by the Secretary of the Treasury pursuant to Section 415(d) of the Code.
* * * * *
     2. Disposition of Excess Amount. Section 6.4 of the Plan shall be amended effective January 1, 2008 by adding the following new paragraph at the end thereof:
     Notwithstanding the preceding paragraphs, any disposition of an Excess Amount shall be handled in a manner consistent with the Employee Plans Compliance Resolution System, as published in Rev. Proc. 2006-27, and any successor thereto.
* * * * *

     3. Further Amendments. Except as hereinabove specifically amended, all provisions of the Plan shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.
* * * * *
     IN WITNESS WHEREOF, the Company has caused this Eighth Amendment to be executed in its name and on its behalf by its officer thereunto duly authorized, this 29th day of May, 2009.

ING FINANCIAL SERVICES LLC
By:	/s/ Karen Morse
	Name:	Karen Morse
	Title:	Director, Employee Benefits

ING FINANCIAL SERVICES LLC
401(K) SAVINGS PLAN

NINTH AMENDMENT
2009

     ING Financial Services LLC (the “Company”), having reserved the power to amend the ING Financial Services LLC 401(k) Savings Plan (the “Plan”) in Section 13.1 of the Plan, hereby amends the Plan as set forth below.
*   *   *   *   *
     1. HEART Act Provisions. Section 3.7 of the Plan shall be amended by adding the following new paragraph at the end thereof:
     The Beneficiary of a Participant who dies on or after January 1, 2007 while in qualified military service shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death. Further, for years beginning after December 31, 2008, an individual receiving differential wage payments, within the meaning of Section 3401(h)(2) of the Code, shall be treated as an Employee and the payments shall be treated as compensation, all as required by Section 414(u)(12) of the Code. Finally, for years beginning after December 31, 2008 and to the extent required under Section 414(u)(12) of the Code, any Participant shall be treated as having been severed from employment for purposes of Section 401(k)(2)(B)(i)(1) of the Code during any period the Participant is performing service in the uniformed services as described in Section 3401(h)(2)(A) of the Code; provided, however, that a Participant who elects to receive a distribution by reason of such deemed severance from employment may not make Deferral Contributions during the six-month period beginning on the date of the distribution.
*   *   *   *   *
     2. RMD Waiver. Section 10.2A(a) of the Plan shall be amended by adding the following at the end thereof:
(iv)	2009 RMD Waiver. Notwithstanding any provision herein to the contrary, no required minimum distribution shall be necessary with respect to the 2009 Plan Year or any other Plan Year for which required minimum distributions are waived under the Code and, if such waiver is elective with respect to the Plan, has been agreed to by the Administrator. To the extent a Participant or Beneficiary elects to receive an amount that would otherwise have been a required minimum distribution (but for the preceding sentence), a direct rollover of such amount shall (if permitted by applicable guidance) be available pursuant to Sections 10.6 and 10.7 and such amount shall be treated as an Eligible Distribution.
*   *   *   *   *
     3. Rollover of Eligible Distributions to a Roth IRA. Section 10.7(b) shall be amended by adding the following new sentence at the end thereof:
Effective January 1, 2008, for purposes of the direct rollover provisions in Section 10.6 of the Plan, an eligible retirement plan (or Eligible Plan) shall also mean an applicable retirement plan described in Section 402A(e)(1) of the Code or a Roth IRA within the meaning of Section 408A of the Code, to the extent the rollover is permitted under Sections 402(c) and 408A(e) of the Code.
*   *   *   *   *
     4. Rollover of After-Tax Employee Contributions. Effective January 1, 2007, Section 10.7(d) shall be amended by replacing the phrase “qualified defined contribution plan described in section 401(a) or 403(a) of the Code” with the phrase “qualified plan described in Section 401(a) or an arrangement described in Section 403(a) or 403(b) of the Code” in the second sentence thereof.
*   *   *   *   *
     5. Beneficiary Rollover. Article 10 shall be amended by adding the following new Section 10.19 at the end thereof:
     10.19 Beneficiary Rollover. Effective January 1, 2010, all or a portion of the Account of a deceased Participant may, at the election of the Beneficiary, be directly transferred to an individual retirement account maintained in the name of the Participant for the benefit of the Beneficiary, all in accordance with Section 402(c)(11) of the Code.
*   *   *   *   *
     6. Excess Deferral Amounts Gap Period Income. Section 10.10 shall be amended by adding the following paragraph at the end thereof:
     Effective for Plan Years beginning on or after January 1, 2008, Excess Deferral Amounts shall not be adjusted for income or loss up to the date of distribution but rather only through the end of the preceding calendar year; provided, however, that income or loss shall be distributed with respect to the period between the end of the Plan Year and the date of the distribution for the 2007 Plan Year.
*   *   *   *   *
     7. Excess Contributions Gap Period Income. Section 10.11, as amended by Section 5.1 of the Fifth Amendment to the Plan, shall be amended by adding the following paragraph at the end thereof.

     Effective for Plan Years beginning on or after January 1, 2008, Excess Contributions shall no longer be adjusted for income or loss up to the date of distribution (the “gap period”) but rather only through the end of the preceding calendar year.
*   *   *   *   *
     8. Excess Aggregate Contributions Gap Period Income. Section 10.12, as amended by Section 7.1 of the Fifth Amendment to the Plan, shall be amended by adding the following paragraph at the end thereof.
     Effective for Plan Years beginning on or after January 1, 2008, Excess Aggregate Contributions shall no longer be adjusted for income or loss up to the date of distribution (the “gap period”) but rather only through the end of the preceding calendar year.
*   *   *   *   *
     9. Roth Elective Deferrals. Effective January 1, 2010, Roth Elective Deferrals will no longer be permitted under the Plan. Any current Roth Elective Deferral elections will be reclassified as traditional 401(k) Elective Deferrals as of January 1, 2010. Any Roth Elective Deferrals made prior to January 1, 2010 will continue to be separately accounted for in each Participant’s Roth Elective Deferral Account.
*   *   *   *   *
     10. Further Amendments. Except as hereinabove specifically amended, all provisions of the Plan shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.
*   *   *   *   *
     IN WITNESS WHEREOF, the Company has caused this Ninth Amendment to be executed in its name and on its behalf by its officer thereunto duly authorized, this 29th day of December, 2009.

ING FINANCIAL SERVICES LLC
By:	/s/ James Beach
	Name:	James Beach
	Title:	Head of Human Resources